QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

JAGUAR HEALTH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

201 Mission Street, Suite 2375, San Francisco, CA 94105
Tel: 415.371.8300    •    Fax: 415.371.8311
https://jaguar.health

April 27, 2018

Dear Stockholder:

        You are cordially invited to attend the 2018 Annual Meeting of Stockholders (the "Annual Meeting") of Jaguar Health, Inc. (the "Company") to be held at 201 Mission Street, Suite 2375, San Francisco, CA 94105, on Friday, May 18, 2018, at 8:30 a.m., local time.

        At the Annual Meeting you will be asked to (i) ratify the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2018, (ii) approve, for purposes of Nasdaq Rule 5635(b), the removal of the 19.99% Limitation (as defined in the accompanying proxy statement) with respect to the as-converted voting rights and conversion of the Company's Series A Convertible Participating Preferred Stock into shares of the Company's voting common stock, par value $0.0001 per share (the "Common Stock") (which such 19.99% Limitation would otherwise limit the conversion and as-converted voting rights of the Company's Series A Convertible Participating Preferred Stock to no more than 19.99% of the Company's Common Stock outstanding prior to such issuance), (iii) approve the adoption of an amendment to the Company's Third Amended and Restated Certificate of Incorporation (the "COI") to effect a reverse stock split of the Company's issued and outstanding Common Stock at a ratio not less than 1-for-11 and not greater than 1-for-15, with the exact ratio, if approved and effected at all, to be set within that range at the discretion of the Company's board of directors and publicly announced by the Company on or before June 30, 2018 without further approval or authorization of the Company's stockholders (the "Reverse Stock Split"), and (iv) approve the adoption of an amendment to the COI to decrease the number of authorized shares of Common Stock to 150,000,000 shares, contingent upon the Reverse Stock Split being approved and effected.

        It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may vote on the Internet, by telephone or by completing and mailing a proxy card or voting instruction form. Voting over the Internet, by telephone or by mail will ensure your shares are represented at the annual meeting. If you do attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person. Please read the enclosed information carefully before voting.

Sincerely,

Lisa A. Conte Chief Executive Officer & President

JAGUAR HEALTH, INC.
201 Mission Street
Suite 2375
San Francisco, CA 94105

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 18, 2018

         NOTICE HEREBY IS GIVEN that the 2018 Annual Meeting of Stockholders (the "Annual Meeting") of Jaguar Health, Inc. (the "Company") will be held at 201 Mission Street, Suite 2375, San Francisco, CA 94105, on Friday, May 18, 2018, at 8:30 a.m., local time, for the following purposes:

           1.      Ratifying the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2018 (Proposal 1);

           2.      Approving, for purposes of Nasdaq Rule 5635(b), the removal of the 19.99% Limitation (as defined in the accompanying proxy statement) with respect to the as-converted voting rights and conversion of the Company's Series A Convertible Participating Preferred Stock into shares of the Company's voting common stock, par value $0.0001 per share (the "Common Stock") (which such 19.99% Limitation would otherwise limit the conversion and as-converted voting rights of the Company's Series A Convertible Participating Preferred Stock to no more than 19.99% of the Company's Common Stock outstanding prior to such issuance) (Proposal 2);

           3.      Approving the adoption of an amendment to the Company's Third Amended and Restated Certificate of Incorporation (the "COI") to effect a reverse stock split of the Company's issued and outstanding Common Stock at a ratio not less than 1-for-11 and not greater than 1-for-15, with the exact ratio, if approved and effected at all, to be set within that range at the discretion of the Company's board of directors and publicly announced by the Company on or before June 30, 2018 without further approval or authorization of the Company's stockholders (the "Reverse Stock Split") (Proposal 3);

           4.      Approving the adoption of an amendment to the COI to decrease the number of authorized shares of Common Stock to 150,000,000 shares, contingent upon the Reverse Stock Split in Proposal 3 being approved and effected (Proposal 4); and

           5.      Such other business as properly may come before the Annual Meeting or any adjournment or postponement thereof.

         The board of directors is not aware of any other business to be presented to a vote of the stockholders at the Annual Meeting. Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on April 23, 2018 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors.

Lisa A. Conte Chief Executive Officer & President

San Francisco, California
April 27, 2018

         Information relating to the above matters is set forth in the attached Proxy Statement. Stockholders of record at the close of business on April 23, 2018 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. If you have questions concerning the proposals in the Proxy Statement, would like additional copies of the Proxy Statement or need help in voting your shares of Common Stock, please contact our proxy solicitor Georgeson LLC at 866-821-0284.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 18, 2018. The proxy materials are available at https://jaguarhealth.gcs-web.com/financial-information/annual-reports

PLEASE CAREFULLY READ THE PROXY STATEMENT. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM. IF YOU VOTE BY INTERNET OR TELEPHONE, THEN YOU NEED NOT RETURN A WRITTEN PROXY CARD OR VOTING INSTRUCTION FORM BY MAIL. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE (AS DESCRIBED BELOW).

JAGUAR HEALTH, INC.
201 Mission Street
Suite 2375
San Francisco, CA 94105

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 18, 2018

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

        We are furnishing this Proxy Statement to our stockholders in connection with the solicitation of proxies by our board of directors to be voted at the 2018 Annual Meeting of Stockholders (the "Annual Meeting") and at any adjournment or postponement thereof. The Annual Meeting will be held at 201 Mission Street, Suite 2375, San Francisco, CA 94105, on Friday, May 18, 2018, at 8:30 a.m., local time.

        When used in this Proxy Statement, the terms the "Company," "we," "us," "our" and "Jaguar" refer to Jaguar Health, Inc.

        The Securities and Exchange Commission ("SEC") rules require us to provide an annual report to stockholders who receive this Proxy Statement. Accordingly, we have enclosed our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the "Annual Report"), which was filed on April 9, 2018, with this Proxy Statement, and we will also provide copies of such documents to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Pursuant to rules adopted by the SEC, the Company is also providing access to its proxy materials over the Internet. All stockholders will have the ability to access the proxy materials at https://jaguarhealth.gcs-web.com/financial-information/annual-reports.

        The date on which the Notice of 2018 Annual Meeting of Stockholders, this Proxy Statement, the Annual Report and form of proxy card or voting instruction form are first being sent or given to stockholders is on or about April 27, 2018.

GENERAL INFORMATION ABOUT VOTING

Record Date

        As of April 23, 2018, the record date for the Annual Meeting (the "Record Date"), [127,732,271] shares of our voting common stock, par value $0.0001 per share (the "Common Stock"), and 5,524,926 shares of our Series A Convertible Participating Preferred Stock, par value $0.0001 per share (the "Preferred Stock"), were issued and outstanding. Only holders of record of our Common Stock and our Preferred Stock as of the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or postponement thereof. A list of such holders will be open to the examination of any stockholder for any purpose germane to the meeting at Jaguar

Health, Inc., 201 Mission Street, Suite 2375, San Francisco, CA 94105 for a period of ten (10) days prior to the Annual Meeting. The list of stockholders will also be available for such examination at the Annual Meeting. In addition, as of April 23, 2018, 42,617,893 shares of our non-voting common stock were outstanding, but these shares will have no voting rights with respect to any of the proposals being considered at the Annual Meeting. Each share of non-voting common stock is convertible into one share of Common Stock at the election of the holder thereof or automatically upon transfer to anyone that is not Nantucket Investments Limited or an affiliated investment fund. The use of the capitalized term "Common Stock" in this Proxy Statement and related materials refers only to the Company's voting common stock and does not include the Company's convertible non-voting common stock.

Voting, Quorum and Revocability of Proxies

        Each share of Common Stock entitles the holder of record thereof to one vote. Each share of Preferred Stock entitles the holder of record thereof to 8.6 votes (on an as converted to Common Stock basis, calculated assuming that the conversion price for the Preferred Stock for this purpose only is $0.1935 (subject to appropriate adjustment in the event of any stock dividend, stock split, reverse stock split, combination or other similar recapitalization)) (as provided in the Certificate of Designation of the Series A Convertible Participating Preferred Stock (the "Certificate of Designation")). Notwithstanding the foregoing, unless and until the Company obtains the requisite stockholder approval for the removal of the 19.99% Limitation (hereinafter defined) with respect to the as-converted voting and conversion rights of the Preferred Stock into shares of Common Stock (as contemplated by Proposal 2) (i) the Preferred Stock may not be converted into shares of the Company's Common Stock in excess of 19.99% of the shares of the Company's Common Stock outstanding immediately after giving effect to such conversion (the "Conversion Cap") and (ii) the aggregate number of votes to which all holders of outstanding shares of Preferred Stock are entitled to cast together with the Common Stock may not exceed 19.99% of the aggregate number of votes to which all stockholders of the Company are entitled to cast (including the holders of shares of Preferred Stock) (the "Voting Cap" and, together with the Conversion Cap, the "19.99% Limitation"). No other securities are entitled to be voted at the Annual Meeting. Each stockholder holding Common Stock or Preferred Stock may vote in person or by proxy on all matters that properly come before the Annual Meeting and any adjournment or postponement thereof (except as otherwise described below).

        The presence, in person or by proxy, of stockholders entitled to vote a majority of the shares of Common Stock and Preferred Stock (on an as converted to Common Stock basis, subject to the 19.99% Limitation) outstanding on the Record Date will constitute a quorum for purposes of voting at the Annual Meeting. Properly executed proxies marked "ABSTAIN" or "WITHHOLD AUTHORITY," as well as broker non-votes will be counted as "present" for purposes of determining the existence of a quorum. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

        Our board of directors is soliciting proxies for use in connection with the Annual Meeting and any postponement or adjournment thereof. If you vote your shares via the Internet or by telephone or execute and return the proxy card or voting instruction form accompanying this Proxy Statement, your shares will be voted as you direct on all matters properly coming before the Annual Meeting for a vote. For Proposals 1, 2, 3 and 4, you may vote "FOR, "AGAINST" or "ABSTAIN."

        If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (the "Transfer Agent"), you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your proxy directly to the Company or to vote your shares in person at the Annual Meeting. If you hold your shares in a stock brokerage account or through a bank or other financial intermediary, you are considered the beneficial owner of shares held in street name. Your bank, broker or other financial intermediary is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other financial intermediary on how to vote your shares, but because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. As a beneficial owner, you are, however, welcome to attend the Annual Meeting.

        Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described in the proxy card or voting instruction form, so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy now will not prevent you from voting your shares in person by written ballot at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

        You may revoke your proxy by (a) delivering to the Secretary of the Company at or before the Annual Meeting a written notice of revocation bearing a later date than the proxy, (b) duly executing a subsequent proxy and delivering it to the Secretary of the Company at or before the Annual Meeting or (c) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered at or prior to the Annual Meeting to: Jaguar Health, Inc., 201 Mission Street, Suite 2375, San Francisco, CA 94105, Attention: Karen S. Wright. Beneficial owners of our Common Stock who are not holders of record and wish to revoke their proxy should contact their bank, brokerage firm or other custodian, nominee or fiduciary to inquire about how to revoke their proxy.

        The shares represented by all valid proxies received will be voted in the manner specified. Where specific choices are not indicated on a validly executed and delivered proxy, the shares represented by such proxy will be voted: (i) "FOR" the ratification of the appointment of BDO USA, LLP ("BDO") as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2018, (ii) "FOR" the approval of, for purposes of Nasdaq Rule 5635(b), the removal of the 19.99% Limitation with respect to the as-converted voting rights and conversion of the Company's Preferred Stock into shares of Common Stock, (iii) "FOR" the approval of the amendment to the Company's Third Amended and Restated Certificate of Incorporation (the "COI") to effect a reverse stock split of the Company's issued and outstanding Common Stock at a ratio of not less than 1-for-11 and not greater than 1-for-15, with the exact ratio, if approved and effected at all, to be set within that range at the discretion of the Company's board of directors and publicly announced by the Company on or before June 30, 2018 without further approval or authorization of the Company's stockholders (the "Reverse Stock Split"), and (iv) "FOR" the approval of the amendment to the COI to decrease the number of authorized shares of Common Stock to 150,000,000 shares, contingent upon the Reverse Stock Split being approved and effected.

        We will bear all expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement. We have retained Georgeson LLC to solicit proxies for a fee of $7,500 plus reimbursement of reasonable out-of-pocket expenses. In addition to solicitation by use of the mail, proxies may be solicited by telephone, facsimile or personally by our directors, officers and employees, who will receive no extra compensation for their services. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting materials to beneficial owners of shares of Common Stock.

Broker Voting

        Brokers holding shares of record in "street name" for a client have the discretionary authority to vote on some matters (routine matters) if they do not receive instructions from the client regarding how the client wants the shares voted at least 10 days before the date of the meeting; provided the proxy materials are transmitted to the client at least 15 days before the meeting. There are also some matters with respect to which brokers do not have discretionary authority to vote (non-routine matters) if they do not receive timely instructions from the client. When a broker does not have discretion to vote on a particular matter and the client has not given timely instructions on how the broker should vote, a broker non-vote results. Any broker non-vote will be counted as present at the Annual Meeting for purposes of determining a quorum, but will be treated as not entitled to vote with respect to non-routine matters.

        The proposal to ratify the appointment of BDO as our independent registered public accounting firm for the fiscal year ended December 31, 2018 (Proposal 1), the proposal to approve the amendment to the COI to effect the Reverse Stock Split (Proposal 3), and the proposal to approve the amendment to the COI to decrease the number of authorized shares of the Company's Common Stock to 150,000,000 shares, contingent upon the Reverse Stock Split in Proposal 3 being approved and effected (Proposal 4) are considered routine matters and brokers will be permitted to vote in their discretion on these matters on behalf of clients who have not furnished voting instructions at least 10 days before the date of the Annual Meeting. In contrast, brokers will not be permitted to vote in the proposal to approve, for purposes of Nasdaq Rule 5635(b), the removal of the 19.99% Limitation with respect to the Company's Preferred Stock (Proposal 2).

Required Vote

Proposal 1—Ratification of Independent Registered Public Accounting Firm

        With respect to the proposal to ratify the Audit Committee's appointment of BDO as our independent registered public accounting firm for the fiscal year ended December 31, 2018 (Proposal 1), you may vote in favor of the proposal, vote against the proposal or abstain from voting. The vote required to approve the proposal is governed by Delaware law, our COI and our Bylaws and is the affirmative vote of the holders of a majority of votes cast affirmatively or negatively in person or by proxy at the Annual Meeting and entitled to vote, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present but will have no effect on the vote for Proposal 1.

Proposal 2—Removal of the 19.99% Limitation Which Otherwise Applies to the Issuance of Common Stock Upon the Conversion of Preferred Stock For Purposes of Nasdaq Listing Rule 5635(b)

        With respect to the proposal to approve, for purposes of Nasdaq Rule 5635(b), the removal of the 19.99% Limitation with respect to (i) the conversion of the Company's Preferred Stock into shares of Common Stock and (ii) the as-converted voting rights of the Company's Preferred Stock ((i) and (ii), together, Proposal 2), you may vote in favor of the proposal, vote against the proposal or abstain from voting.

        The vote required to approve Proposal 2 is governed by Delaware law, the Nasdaq Listing Rules, our COI and our Bylaws and is the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively in person or by proxy at the Annual Meeting and entitled to vote, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present but will have no effect on the vote for Proposal 2.

        The Preferred Stock shall not be entitled to vote with respect to Proposal 2.

Proposal 3—Approval of the Adoption of the Amendment to the COI to effect the Reverse Stock Split

        With respect to the proposal to approve the Amendment to the COI to effect the Reverse Stock Split, you may vote in favor of the proposal, vote against the proposal or abstain from voting.

        The vote required to approve Proposal 3 is governed by Delaware law, our COI and our Bylaws and is the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock (on an as converted to Common Stock basis, subject to the 19.99% Limitation) as of the record date, present in person or represented by proxy at the Annual Meeting and entitled to vote, voting together as a single class. As a result, abstentions will have the same practical effect as a vote against Proposal 3.

Proposal 4—Approval of the Adoption of the Amendment to the COI to Decrease the Number of Authorized Shares of the Company's Common Stock

        With respect to the proposal to approve the Amendment to the COI to decrease the number of authorized shares of the Company's Common Stock to 150,000,000 shares, contingent upon the Reverse Stock Split in Proposal 3 being approved and effected, you may vote in favor of the proposal, vote against the proposal or abstain from voting.

        The vote required to approve Proposal 4 is governed by Delaware law, our COI and our Bylaws and is the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock (on an as converted to Common Stock basis, subject to the 19.99% Limitation) as of the record date, present in person or represented by proxy at the Annual Meeting and entitled to vote, voting together as a single class. As a result, abstentions will have the same practical effect as a vote against Proposal 4.

NO DISSENTERS' RIGHTS

        The corporate action described in this Proxy Statement will not afford to stockholders the opportunity to dissent from the actions described herein and receive an agreed or judicially appraised value for their shares of Common Stock.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of April 11, 2018 for:

  •
  each person known to us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock;

  •
  each of our named executive officers;

  •
  each of our directors; and

  •
  all directors and named executive officers as a group.

        Information with respect to beneficial ownership has been furnished by each director, executive officer or beneficial owner of more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and investment power with respect to the securities. Except as otherwise provided by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The number of shares of Common Stock used to calculate the percentage ownership of each listed person includes the shares of Common Stock underlying options or warrants or convertible securities held by such persons that are currently exercisable or convertible or exercisable or convertible within 60 days of April 11, 2018, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

        Percentage of beneficial ownership is based on 127,732,271 shares of Common Stock and 5,524,926 shares of Preferred Stock outstanding as of April 11, 2018, subject to the 19.99% Limitation. Each share of Preferred Stock is convertible into approximately nine shares of Common Stock.

        Except as otherwise set forth below, the address of each beneficial owner listed in the table below is c/o Jaguar Health, Inc., 201 Mission Street, Suite 2375, San Francisco, California 94105.

	Voting Common Stock		Series A Convertible Participating Preferred Stock
Name and address of beneficial owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Sagard Capital Partners, L.P.(1)	31,913,112	19.99%	5,524,926	100%
Invesco Ltd.	26,885,838	21.04%	—	—
Nantucket Investments Limited(2)	23,634,341	16.13%	—	—
Entities affiliated with Kingdon Capital Management L.L.C.(3)	12,846,405	7.45%	—	—
Named executive officers and directors:
Lisa A. Conte(4)	1,788,025	*	—	—
Steven R. King, Ph.D(5)	648,205	*	—	—
Karen S. Wright(6)	410,685	*	—	—
James J. Bochnowski(7)	1,104,305	*	—	—
Jeffery C. Johnson	—	—	—	—
Folkert W. Kamphuis(8)	335,965	*	—	—
John Micek III(9)	230,940	*	—	—
Jiahao Qiu(10)	65,395	*	—	—
Jonathan B. Siegel	—	—	—	—
Zhi Yang, Ph.D.(11)	1,627,831	*	—	—
All current executive officers and directors as a group (10 persons)(12)	6,211,351	4.72%	—	—

*
Less than 1%.

(1)
Represents 31,913,112 shares of Common Stock issuable upon conversion of shares of Preferred Stock that are convertible at any time, after giving effect to the 19.99% Limitation described elsewhere in this proxy statement. If Proposal 3 is approved and the 19.99% Limitation is removed, an additional 17,811,218 additional shares of Common Stock would be issuable upon conversion of shares of Preferred Stock, resulting in an aggregate of 49,724,330 shares of Common Stock issuable upon conversion of shares of Preferred Stock, which shares would be entitled to 47,540,060 votes as further discussed elsewhere in this proxy statement. The address for Sagard Capital Partners, L.P. is 280 Park Avenue, 3rd Floor West, New York, NY 10017.

(2)
Represents (i) 4,884,245 shares of Common Stock and (ii) 18,750,096 shares of Common Stock issuable upon conversion of shares of non-voting common stock that are convertible at any time. The address for the reporting person is 1555 Peachtree Street NE, Suite 1800, Atlanta GA 30309.

(3)
Represents (i) 1,291,986 shares of Common Stock, (ii) 566,668 shares of Common Stock issuable upon exercise of warrants, and (iii) 10,987,751 shares of Common Stock issuable upon conversion of the Kingdon Notes owned by Kingdon Capital Management, L.L.C. that are convertible or may become convertible within 60 days of April 11, 2018, excluding any accrued and unpaid interest on the Kingdon Notes. The address for the reporting person is 152 West 57th Street, 50th Floor, New York, NY 10019.

(4)
Represents (i) 11,297 shares of Common Stock and (ii) 1,776,728 shares of Common Stock issuable to Ms. Conte under stock options that are exercisable or will become exercisable within 60 days of April 11, 2018.

(5)
Represents (i) 6,636 shares of Common Stock and (ii) 641,569 shares of Common Stock issuable to Dr. King under stock options that are exercisable or will become exercisable within 60 days of April 11, 2018.

(6)
Represents 410,685 shares of Common Stock issuable to Ms. Wright under stock options that are exercisable or will become exercisable within 60 days of April 11, 2018.

(7)
Includes (i) 587,576 shares of Common Stock held by the Bochnowski Family Trust, (ii) 417,841 shares of Common Stock issuable to Mr. Bochnowski under stock options that are exercisable or will become exercisable within 60 days of April 11, 2018 and (iii) 98,888 shares of Common Stock issuable to the Bochnowski Family Trust under warrants that are exercisable or will become exercisable within 60 days of April 11, 2018. Mr. Bochnowski is a co-trustee and beneficiary of such trust and shares voting and investment control over such shares with his spouse.

(8)
Represents 335,965 shares of Common Stock issuable to Mr. Kamphuis under stock options that are exercisable or will become exercisable within 60 days of April 11, 2018.

(9)
Represents 230,940 shares of Common Stock issuable to Mr. Micek under stock options that are exercisable or will become exercisable within 60 days of April 11, 2018.

(10)
Represents 65,395 shares of Common Stock issuable to Mr. Qiu under stock options that are exercisable or will become exercisable within 60 days of April 11, 2018.

(11)
Represents 1,627,831 shares of Common Stock beneficially held by BioVeda Management, Ltd. ("BVCF"). Dr. Yang is the Chairperson, Founder, Managing Partner and sole shareholder of BVCF and he may be deemed to beneficially own all the shares held by BVCF.

(12)
See footnotes (4) - (11).

 PROPOSAL 1—RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, and the board of directors is asking stockholders to ratify that selection. Representatives of BDO USA, LLP are expected to attend the Annual Meeting in order to respond to questions from stockholders and will have the opportunity to make a statement.

Principal Accountant Fees and Services

        The following table sets forth the fees billed for audit and other services rendered:

	Years ended December 31,
	2017	2016
Audit Fees	$594,909	$413,792
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$594,909	$413,792

        Audit fees include fees and out-of-pocket expenses, whether or not yet invoiced, for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements. In 2016 and 2017, audit fees also include fees for our follow-on public offerings and reviews of services provided in connection with other SEC filings.

Policy on Audit Committee Preapproval of Audit and Permissible Non-audit Services of the Independent Registered Public Accounting Firm

        As specified in the Audit Committee charter, the Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm prior to the receipt of such services. Thus, the Audit Committee approved 100% of the services set forth in the above table prior to the receipt of such services and no services were provided under the permitted de minimus threshold provisions.

        The Audit Committee determined that the provision of such services was compatible with the maintenance of the independence of BDO USA, LLP.

Vote Required

        The vote required to approve Proposal 1 is the affirmative vote of the holders of a majority of votes cast, affirmatively or negatively in person or by proxy at the Annual Meeting and entitled to vote, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present but will have no effect on the vote for Proposal 1.

        The board of directors unanimously recommends that the stockholders vote "FOR" Proposal No. 1 to ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of Jaguar Health, Inc. for the fiscal year ended December 31, 2018.

 PROPOSAL 2—TO APPROVE THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION OF PREFERRED STOCK FOR PURPOSES OF NASDAQ LISTING RULE 5635(B)

        At the Annual Meeting, holders of our Common Stock will be asked to approve the removal of the 19.99% Limitation with respect to (i) the conversion of the Company's Preferred Stock into shares of Common Stock and (ii) the as-converted voting rights of the Company's Preferred Stock ((i) and (ii), together, "Proposal 2"), as required by and in accordance with NASDAQ Listing Rule 5635(b).

Background

        As previously announced, on March 23, 2018, the Company entered into a Series A Preferred Stock Purchase Agreement (the "Preferred Stock Purchase Agreement") with Sagard Capital Partners, L.P. ("Sagard") pursuant to which the Company, in a private placement, issued and sold to Sagard 5,524,926 shares of Preferred Stock for an aggregate purchase price of $9,199,001 (the "Preferred Stock Offering"). The Company intends to use the proceeds from the Preferred Stock Offering for ongoing commercialization activities for Mytesi® in connection with the product's currently FDA-approved indication and for general corporate purposes.

        Each share of Preferred Stock is initially convertible into nine shares of Common Stock at an effective conversion price of $0.185 per share (based on an original price per shares of Preferred Stock of $1.665), provided that, at any time prior to the time the Company obtains stockholder approval as required pursuant to Nasdaq Rule 5635(b), any conversion of Preferred Stock by a holder into shares of Common Stock would be prohibited if, as a result of such conversion, the holder, together with such holder's attribution parties, would beneficially own more than 19.99% of the total number of shares of the Common Stock issued and outstanding after giving effect to such conversion. Subject to certain limited exceptions, the shares of Preferred Stock cannot be offered, pledged or sold by Sagard for one year from the date of issuance. The conversion price is subject to certain adjustments in the event of any stock dividend, stock split, reverse stock split, combination or other similar recapitalization.

        The shares of Preferred Stock will be mandatorily converted upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Preferred Stock at a conversion price of $0.185 per share. In each case, the number of shares of Common Stock issuable upon such conversion will be limited to the extent necessary to satisfy the 19.99% Limitation.

        The holders of a majority of the outstanding shares of Preferred Stock are entitled to elect two (2) Series A Directors. Notwithstanding the foregoing, the number of Series A Directors will be reduced to the extent necessary to comply with the Company's obligations, if any, under the rules or regulations of the Nasdaq Stock Market (including Nasdaq Listing Rule 5640).

        The holders of shares of Preferred Stock have the right to vote with holders of shares of Common Stock, voting together as a single class on all other matters, with each share of Preferred Stock entitling the holder thereof to cast that number of votes per share as is equal to the aggregate number of shares of Common Stock into which such share of Preferred Stock is then convertible, using the market value of the Common Stock on the date of the Preferred Stock Agreement as the conversion price; provided that, at any time prior to the time the Company obtains stockholder approval, as required pursuant to Nasdaq Rule 5635(b), no holder (together with such holder's attribution parties) is permitted to have a number of votes in excess of such aggregate number of votes granted to the holders of 19.99% of the shares of Common Stock then outstanding (including any votes with respect to any shares of Common Stock and Preferred Stock beneficially owned by the holder or such holder's attribution parties).

Reasons for Requesting Stockholder Approval

        Our Common Stock is listed on the Nasdaq Capital Market and, as such, we are subject to Nasdaq's rules and regulations. Pursuant to Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance of securities will result in a change of control of the company (the "Change of Control Rule"). Nasdaq defines a "change of control" as occurring when, as a result of an issuance, an investor or group would own, or have the right to acquire 20% or more of the outstanding shares of common stock or the voting power of a company, and such ownership or voting power would be the largest ownership position. Assuming the full conversion of the Preferred Stock (assuming a conversion ratio of 9:1), such securities, in the hands of Sagard, would represent approximately 28.0% of our outstanding Common Stock (based on 177,456,601 shares of Common Stock outstanding as of April 11, 2018 on an as-converted basis). We are seeking your approval of this Proposal 2 in order to satisfy the requirements of the Change of Control Rule with respect to the issuance of the Common Stock upon conversion of the Preferred Stock.

        The Preferred Stock Purchase Agreement requires us to submit this Proposal 2 to our stockholders at a stockholders meeting to be held no later than June 30, 2018. Approval of this Proposal 2 will constitute approval pursuant to the Change of Control Rule, to the extent that the issuance of the shares of Common Stock issuable upon conversion of the Preferred Stock may be deemed to result in a change of control of the Company. The information set forth in this Proposal 2 is qualified in its entirety by reference to the actual terms of the Preferred Stock Purchase Agreement and the Certificate of Designation of the Series A Convertible Participating Preferred Stock (the "Certificate of Designation") filed as exhibits to our Current Report on Form 8-K filed with the SEC on March 27, 2018. Stockholders are urged to carefully read these documents.

        It is important to note that Nasdaq does not contend that we are in violation of any Nasdaq rules as a result of the closing of the Preferred Stock Offering, including the rules set forth above, and has approved the listing of the shares of our Common Stock underlying the Preferred Stock, subject to the limitations set forth above.

Potential Adverse Consequencees if Proposal 2 is Not Approved

        The board of directors is not seeking the approval of our stockholders to authorize our entry into the Preferred Stock Purchase Agreement. The issuance and sale of the shares of Preferred Stock has already occurred and the Preferred Stock Purchase Agreement and related agreements are binding obligations on us. The Preferred Stock will continue to be an authorized class of our capital stock and the terms of the Preferred Stock will remain outstanding obligations of ours in favor of the holders of such securities. The failure of our stockholders to approve this Proposal 2 will mean that we cannot issue all the shares of Common Stock issuable upon the full conversion of the Preferred Stock and Sagard will continue to be subject to the 19.99% Limitation as it applies to its conversion and as-converted voting rights. In the event that some portion of the Preferred Stock that would otherwise be converted remains outstanding as a result of the failure of our stockholders to approve this Proposal 2, such shares will continue to have a liquidation preference over the Common Stock, such shares will continue to have certain redemption rights and other rights, and we will be required to continue complying with negative covenants of the Preferred Stock that limit our ability to issue securities, incur debt, pay dividends and amend our charter documents, among other things, which could materially adversely impact our operations.

Potential Adverse Effects of Proposal 2

        If this Proposal 2 is approved, existing stockholders could suffer immediate dilution of their voting rights as Sagard would no longer be subject to the 19.99% Limitation and dilution in their ownership interests in the future as a result of the potential issuance of shares of our Common Stock upon the full conversion of the shares of Preferred Stock. Upon conversion in full of the shares of Preferred Stock (assuming a conversion ratio of 9:1), an aggregate of 49,724,330 additional shares of Common Stock will be outstanding (consisting of approximately 31,913,112 shares of Common Stock currently issuable upon conversion of the shares of Preferred Stock and approximately 17,811,218 additional shares of Common Stock which will become issuable upon conversion if this Proposal 2 is approved and the 19.99% Limitation is removed), and the ownership interest of our existing stockholders would be correspondingly reduced. The number of shares of Common Stock described above does not give effect to (i) the issuance of shares of Common Stock pursuant to other outstanding options and warrants or (ii) any other future issuances of our Common Stock. The sale into the public market of these shares also could materially and adversely affect the market price of our Common Stock.

Required Vote of Stockholders

        The vote required to approve Proposal 2 is the affirmative vote of the holders of a majority of the votes cast, affirmatively or negatively in person or by proxy at the Annual Meeting and entitled to vote, provided a quorum is present. As a result, abstentions will be considered in determining whether a quorum is present but will have no effect on the vote for Proposal 2. The Preferred Stock shall not be entitled to vote with respect to Proposal 2.

        The board of directors unanimously recommends that the stockholders vote "FOR" Proposal No. 2 to approve the removal of the 19.99% Limitation with respect to the Preferred Stock and the removal of any limitation or cap on issuances or as-converted voting rights, as otherwise required by and in accordance with NASDAQ Listing Rule 5635(b).

 PROPOSAL 3—APPROVAL OF THE ADOPTION OF THE AMENDMENT TO THE COI TO EFFECT THE REVERSE STOCK SPLIT

        At the Annual Meeting, stockholders will be asked to approve an amendment to our COI to effect a reverse stock split of our issued and outstanding Common Stock by a numerical ratio of not less than 1-for-11 and not more than 1-for-15, with the exact ratio, if approved and effected at all, to be set within that range at the discretion of the board of directors and publicly announced by the Company on or before June 30, 2018. The proposed amendment to the COI reflecting the Reverse Stock Split is included in Annex A to this Proxy Statement. By approving this proposal, stockholders would give the board of directors the authority, but not the obligation, to effect the Reverse Stock Split and full discretion to approve the ratio at which shares of Common Stock will be reclassified, from and including a ratio of 1-for-11 and up to and including a ratio of 1-for-15. The ratio (if any) selected by the board of directors for the Reverse Stock Split would be publicly disclosed by the Company to the stockholders on or before the date on which the amendment to the COI reflecting the Reverse Stock Split is filed with the Secretary of State of the State of Delaware.

        At a special meeting of stockholders on March 12, 2018 (the "2018 Special Meeting"), our stockholders approved a proposal that would allow us to effect a reverse stock split at any time prior to June 30, 2018 at a ratio not less than 1-for-1.2 and not greater than 1-for-10, with the exact ratio, if approved and effected at all, to be set within that range at the discretion of the board of directors before June 30, 2018 without further approval or authorization of the Company's stockholders. Since the special meeting, our board of directors has determined that a higher ratio for the reverse stock split and corresponding higher market price per share of Common Stock would be beneficial to the Company. As such, if this Proposal 3 is approved, the board of directors intends to effect the reverse stock split within the range specified in this Proposal 3 instead of the range specified in the reverse stock split proposal previously approved by the Company's stockholders at the 2018 Special Meeting.

        We are requesting stockholder approval to effect the Reverse Stock Split at a ratio of not less than 1-for-11 and not more than 1-for-15, with the exact ratio determined by the board of directors and publicly announced by the Company on or before June 30, 2018, to provide the board of directors with the flexibility to determine the appropriate ratio and timing for the Reverse Stock Split based upon our performance and other market factors. However, the board of directors reserves the right to elect not to proceed with the Reverse Stock Split, even if approved, and to abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of our stockholders. No further action by the stockholders will be required for the board of directors to either implement or abandon the Reverse Stock Split.

        If the board of directors does not effect the Reverse Stock Split on or before June 30, 2018, any authority granted to the board of directors by our stockholders pursuant to this Proposal 3 will terminate.

Reasons for the Reverse Stock Split

        The board of directors has authorized the resolution to seek stockholder approval to effect the Reverse Stock Split with the primary intent of increasing the price of our Common Stock in order to meet The Nasdaq Capital Market's minimum price per share criteria for continued listing on that exchange. Our Common Stock is publicly traded and listed on The Nasdaq Capital Market under the symbol "JAGX." The board of directors believes that, in addition to increasing the price of our Common Stock, the reverse stock split would also reduce certain of our costs, such as Nasdaq listing fees, and make our Common Stock more attractive to a broader range of institutional and other investors. The combination of lower transaction costs and increased interest from institutional investors and investment funds may ultimately improve the trading liquidity of our Common Stock. Accordingly, we believe that authority granted to the board of directors to effect the Reverse Stock Split is in the Company's and the stockholders' best interests.

        On May 16, 2017, we received a letter from the Listing Qualifications Department of Nasdaq notifying us that we were not in compliance with Nasdaq Listing Rule 5550(a)(2), as the minimum bid price for the Company's listed securities was less than $1 for the previous 30 consecutive business days. Since we did not regain compliance with the minimum bid price requirement during the initial 180 calendar day grace period, on November 13, 2017, we requested and were granted a second 180 calendar day grace period, or until May 14, 2018, to regain compliance with the minimum bid price requirement. Since the Annual Meeting is scheduled for May 18, 2018, we intend to request a further extension from Nasdaq following the end of the second 180 calendar day grace period.

        In addition to establishing a mechanism for the price of our Common Stock to meet Nasdaq's minimum bid price requirement, we also believe that the Reverse Stock Split will make our Common Stock more attractive to a broader range of institutional and other investors. It is our understanding that the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. It is also our understanding that many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. However, some investors may view the Reverse Stock Split negatively because it reduces the number of shares of Common Stock available in the public market. Lastly, our board of directors is required to approve a reverse stock split no later than June 30, 2018 pursuant to the terms of the Preferred Stock Purchase Agreement.

        Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split, that the market price of our Common Stock will not decrease in the future, or that our Common Stock will achieve a high enough price per share to permit its continued listing by Nasdaq.

Certain Risks Associated with the Reverse Stock Split

        In evaluating the proposed Reverse Stock Split, the board of directors also took into consideration certain risks associated with reverse stock splits generally, including the negative perception of reverse stock splits held by some investors, analysts and other stock market participants, the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels, and the risks described below.

        There can be no assurance that the total market capitalization of our Common Stock (the aggregate value of our Common Stock at the then market price) after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our Common Stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split.

        There can be no assurance that the market price per share of our Common Stock after the Reverse Stock Split will remain unchanged or increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. For example, based on the closing price of our Common Stock on April 12, 2018, of $0.18 per share, if the board of directors were to implement the Reverse Stock Split and utilize a ratio of 1-for-11, we cannot assure you that the post-split market price of our Common Stock would be $1.98 (that is, $0.18 multiplied by 11) per share or greater. The market price of our Common Stock may fluctuate and potentially decline after the Reverse Stock Split.

        Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split when and if approved and effected may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

        If the Reverse Stock Split is approved and effected, the resulting per-share market price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our Common Stock may not improve.

        While the board of directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per-share market price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our Common Stock may not necessarily improve.

        A decline in the market price of our Common Stock after the Reverse Stock Split is approved and effected may result in a greater percentage decline than would occur in the absence of the Reverse Stock Split.

        If the Reverse Stock Split is approved and effected and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. The market price of our Common Stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of Common Stock outstanding.

Effecting the Reverse Stock Split; Board Discretion to Implement Reverse Stock Split

        If approved by stockholders at the Annual Meeting and the board of directors decides that it is in the best interests of the Company and our stockholders to effect the Reverse Stock Split, the board of directors will establish an appropriate ratio for the Reverse Stock Split based on several factors existing at such time, the Company will publicly announce the ratio selected by the board of directors and we will subsequently file an amendment to the COI, in the form of the proposed amendment to COI attached in Annex A. The board of directors will consider, among other factors, prevailing market conditions, the likely effect of the Reverse Stock Split on the trading price of our Common Stock and on our compliance with applicable Nasdaq listing requirements, and the marketability and liquidity of our Common Stock. The board of directors will also determine the appropriate timing for filing the amendment to our COI with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. If, for any reason, the board of directors deems it advisable, the board of directors in its sole discretion, may abandon the Reverse Stock Split at any time prior to the effectiveness of the amendment to our COI, without further action by our stockholders. Assuming the board of directors determines that it is in the best interests of the Company and our stockholders to proceed with the Reverse Stock Split, the Reverse Stock Split will be effective as of the date and time set forth in the amendment to our COI that is filed with the Secretary of State of the State of Delaware (the "Effective Time").

        At the Effective Time, without any further action on the part of the Company or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time will be converted into a lesser number of shares of Common Stock based on the ratio selected by the board of directors and publicly announce by the Company. For example, if the board of directors approves a ratio of 1-for-12, a stockholder who holds 1,200 shares of Common Stock as of the Effective Time will hold 100 shares of Common Stock following the Reverse Stock Split.

Effect on Outstanding Shares, Options, and Certain Other Securities

        If the Reverse Stock Split is approved and effected, the number of shares of our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged, except for any de minimis change resulting from the treatment of any fractional shares that such stockholder would have received as a result of the Reverse Stock Split. The number of shares of Common Stock that may be received upon conversion, exercise or exchange, as the case may be, of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be adjusted in accordance with their terms, as of the Effective Time.

Effect on Registration and Stock Trading

        Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act. If the Reverse Stock Split is approved and effected, our Common Stock will receive a new CUSIP number.

Mechanics of Reverse Split

        If this Proposal 3 is approved by the stockholders at the Annual Meeting and the board of directors decides that it is in the best interests of the Company and our stockholders to effect the Reverse Stock Split, our stockholders will be notified of the ratio for the Reverse Stock Split selected by the board of directors and that the Reverse Stock Split has been approved and effected. The mechanics of the Reverse Stock Split will differ depending upon whether a stockholder holds its shares of Common Stock in brokerage accounts or "street name" or whether the shares are registered directly in a stockholder's name and held in book-entry form or certificate form.

  •
  Our stockholders who hold shares of Common Stock in "street name" through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Stock Split for their beneficial holders. However, nominees may have different procedures for processing the reverse stock split and stockholders holding shares in "street name" are encouraged to contact their nominees.

  •
  Our registered stockholders may hold some or all of their shares of Common Stock electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. Stockholders holding registered shares of our Common Stock in book-entry form need not take any action to receive post-Reverse Stock Split shares as a transaction statement will automatically be sent to the stockholder's address of record indicating the number of shares held.

  •
  Some of our registered stockholders hold all their shares of Common Stock in certificate form or a combination of certificate and book-entry form. Stockholders holding shares of Common Stock in certificate form will receive a transmittal letter from the Transfer Agent as soon as practicable after the Effective Date of the Reverse Stock Split. The letter of transmittal will contain instructions for the surrender of stock certificates received prior to the Effective Time (the "Old Certificates") to the Transfer Agent in exchange for new certificates representing the appropriate number of whole shares of Common Stock giving effect to the Reverse Stock Split. No new stock certificates will be issued to any stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed Letter of Transmittal, to the Transfer Agent. The stockholders will then receive, at their option, either a new certificate or certificates or book-entry shares representing the number of whole shares of Common Stock into which their pre-Reverse Stock Split shares have been converted as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and to only represent the number of whole shares of post-Reverse Stock Split Common Stock to which the stockholders are entitled. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Treatment of Fractional Shares

        Stockholders who would otherwise hold fractional shares because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible, based on the Reverse Stock Split ratio approved by our board of directors, will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old certificate(s), in an amount per share equal to the product obtained by multiplying (a) the closing price per share of our Common Stock on the effective date for the Reverse Stock Split as reported on the Nasdaq Stock Market by (b) the fraction of the share owned by the stockholder, without interest. The ownership of a fractional share interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment.

Effect on Authorized but Unissued Shares of Capital Stock

        Currently, we are authorized to issue up to a total of 500,000,000 shares of Common Stock, of which [127,732,271] shares were issued and outstanding as of the Record Date, 50,000,000 shares of non-voting common stock, of which 42,617,893 shares were issued and outstanding as of the Record Date, and 10,000,000 shares of Preferred Stock, of which 5,524,926 were issued and outstanding as of the Record Date.

        In the event the board of directors decides to effect the Reverse Stock Split following stockholder approval of this Proposal 3 and Proposal 4 is approved at the Annual Meeting, the board of directors will also effect an amendment to the COI, which will result in a decrease in the authorized number of shares of our Common Stock to 150,000,000, regardless of the applicable Reverse Stock Split ratio set by the board of directors, concurrently with the amendment to our COI to effect the Reverse Stock Split. In the event the board of directors decides to effect the Reverse Stock Split following stockholder approval of this Proposal 3 and Proposal 4 is not approved at the Annual Meeting, the authorized number of shares of our Common Stock will remain at 500,000,000, regardless of the applicable Reverse Stock Split ratio set by the board of directors. The Reverse Stock Split, if approved and effected, will not have any effect on the authorized number of shares of our non-voting common stock or Preferred Stock.

Accounting Consequences

        The Reverse Stock Split will not affect the par value of our Common Stock per share, which will remain $0.0001 par value per share. As a result, as of the Effective Time, the total of the stated capital attributable to Common Stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of Common Stock outstanding.

No Going Private Transaction

        Notwithstanding the decrease in the number of outstanding shares following the implementation of the Reverse Stock Split, the board of directors does not intend for this transaction to be the first step in a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act, and the implementation of the proposed Reverse Stock Split will not cause the Company to go private.

No Dissenters' Rights

        Under the General Corporation Law of the State of Delaware (the "DGCL"), stockholders will not be entitled to dissenters' rights with respect to the proposed amendment to our COI to effect the reverse stock split, and we do not intend to independently provide stockholders with any such right.

Reservation of Right to Abandon the Amendment to our COI

        The board of directors reserves the right to abandon the proposed amendment to our COI described in this Proposal 3 without further action by our stockholders at any time before the Effective Time, even if stockholders approve the this Proposal 3 at the Annual Meeting. By voting in favor of the Reverse Stock Split, stockholders are also expressly authorizing the board of directors to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

        The following discussion is a summary of the material U.S. federal income tax consequences of the proposed reverse stock split to U.S. Holders (as defined below) of our Common Stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the "IRS"), in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed reverse stock split.

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

        This discussion is limited to U.S. Holders who hold our Common Stock as a "capital asset" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, brokers, dealers or traders in securities, commodities or currencies, stockholders who hold our Common Stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes, U.S. Holders that have a functional currency other than the U.S. dollar, or U.S. Holders who actually or constructively own 10% or more of our voting stock.

        If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our Common Stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed reverse stock split to them.

        In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed reverse stock split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed reverse stock split, whether or not they are in connection with the proposed reverse stock split.

        Each stockholder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the reverse stock split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.

        The proposed reverse stock split is intended to be treated as a "recapitalization" for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed reverse stock split for U.S. federal income tax purposes. A U.S. Holder's aggregate adjusted tax basis in the shares of our Common Stock received pursuant to the proposed reverse stock split should equal the aggregate adjusted tax basis of the shares of our Common Stock exchanged therefor. The U.S. Holder's holding period in the shares of our Common Stock received pursuant to the proposed reverse stock split should include the holding period in the shares of our Common Stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

        The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder's circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and foreign tax consequences to you of the reverse stock split.

Consequences if the Reverse Split is Not Approved

        In the event that the Reverse Stock Split is not approved, we intend to actively monitor the trading price of our Common Stock on The Nasdaq Capital Market and will consider available options to resolve our non-compliance with the Nasdaq listing rules. We believe that our ability to remain listed on The Nasdaq Capital Market would be significantly and negatively affected if the Reverse Stock Split is not approved. If we are unable to achieve an increase in our stock price and our Common Stock is subsequently delisted, we could experience significant negative impacts including the acceleration of our outstanding debt with Kingdon Capital Management L.L.C. In addition, if our Common Stock is delisted it will significantly and negatively affect our ability to obtain alternative debt or equity financing in order to support Company operations.

Demand Letter

        The Company has recently received a demand letter from a law firm representing a purported stockholder, relating to certain approvals obtained at the 2018 Special Meeting. The demand letter alleges that the Company miscalculated the votes with respect to (i) the proposal to amend the COI as filed with Secretary of State of the State of Delaware on March 15, 2018, which increased the authorized shares of Common Stock from 250,000,000 to 500,000,000 (the "Share Increase Proposal") and (ii) the proposal to amend the COI to effect a reverse stock split at a ratio of not less than 1-for-1.2 and not greater than 1-for-10, with the exact ratio, if approved and effected at all, to be set within that range at the discretion of the Company's board of directors before June 30, 2018 without further approval or authorization of the Company's stockholders (the "Former Reverse Stock Split Proposal"). As previously indicated, we did not implement the Former Reverse Stock Split Proposal.

        Specifically, the demand letter alleges that the votes with respect to the Share Increase Proposal and the Former Reverse Stock Split Proposal were not calculated in accordance with the disclosures made in the proxy statement for the 2018 Special Meeting. The proxy statement for the 2018 Special Meeting disclosed that the Share Increase Proposal and the Former Reverse Stock Split Proposal were "non-routine" matters and that shares held by banks and brokers acting as nominees for certain holders would not be voted with respect to the Share Increase Proposal and/or the Reverse Stock Split Proposal if they did not receive voting instructions from their clients. The demand letter alleges that some banks and brokers voted certain uninstructed shares in favor of the Share Increase Proposal and the Former Reverse Stock Split Proposal and that the votes by these banks and brokers should not have been counted.

        The Company is currently evaluating the demand letter. The Company believes that the Share Increase Proposal and the Former Reverse Stock Split Proposal were both approved by the requisite vote under the DGCL, our COI and our Bylaws. Moreover, even if such approvals were not properly obtained, the Company has not yet issued any of the 250,000,000 additional shares of Common Stock authorized by the amendment to the Certificate of Incorporation previously filed with the Secretary of State of the State of Delaware or effected any reverse stock split within the range approved at the 2018 Special Meeting.

Required Vote of Stockholders

        The vote required to approve Proposal 3 is the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock (on an as converted to Common Stock basis, subject to the 19.99% Limitation) as of the Record Date, present in person or represented by proxy at the Annual Meeting and entitled to vote, voting together as a single class. As a result, abstentions will have the same practical effect as a vote against Proposal 3.

        The board of directors unanimously recommends that the stockholders vote "FOR" Proposal No. 3 to effect a reverse stock split at a ratio of not less than 1-for-11 and not greater than 1-for-15, with the exact ratio, if approved and effected at all, to be set within that range at the discretion of the board of directors and publicly announced by the Company on or before June 30, 2018, without further approval or authorization of our stockholders.

 PROPOSAL 4—APPROVAL OF THE ADOPTION OF THE AMENDMENT TO THE COI TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK

        At the Annual Meeting, holders of our Common Stock will be asked to approve an amendment to our COI to decrease the number of authorized shares of Common Stock to 150,000,000 shares, contingent upon the Reverse Stock Split being approved and effected in accordance with Proposal 3. The proposed amendment to the COI reflecting the decrease to the Company's authorized shares of Common Stock is included in Annex B to this Proxy Statement.

        In the event that the board of directors decides to effect the Reverse Stock Split following stockholder approval of Proposal 3 and this Proposal 4 is approved at the Annual Meeting, the board of directors will also effect an amendment to our COI that will result in a decrease in the number of authorized shares of Common Stock from 500,000,000 to 150,000,000, concurrently with the amendment to our COI to effect the Reverse Stock Split. In the event that (i) Proposal 3 is approved by our stockholders at the Annual Meeting and the board of directors decides to effect the Reverse Stock Split following such approval and (ii) this Proposal 4 is not approved at the Annual Meeting, the authorized number of shares of our Common Stock will remain at 500,000,000.

        Even if Proposal 3 is approved at the Annual Meeting, the board of directors may determine in its sole discretion not to effect the Reverse Stock Split and not to file any amendments to our COI. If the board of directors determines not to implement the Reverse Stock Split in accordance with Proposal 3 on or before June 30, 2018, the number of authorized shares of our Common Stock will not be reduced to 150,000,000 in accordance with this Proposal 4, even if this proposal is approved at the Annual Meeting. If the board of directors determines to change the number of authorized shares of our Common Stock other than a reduction to 150,000,000 concurrently with effecting the Reverse Stock Split in accordance with Proposal 3, further stockholder approval would be required prior to the Company implementing any such change in the number of authorized shares of our Common Stock.

        If Proposal 3 is not approved, then we will not amend our COI to decrease the number of authorized shares of Common Stock.

        No changes to the COI are being proposed with respect to the number of authorized shares of non-voting common stock or Preferred Stock.

Reasons for the Amendment

        In the event that the Reverse Stock Split is approved and effected in accordance with Proposal 3, the board of directors believes, based on current information, that we will need fewer authorized shares of Common Stock to meet our projected capital stock needs for capital-raising transactions, issuance of equity-based compensation and, to the extent opportunities may arise in the future, strategic transactions that may involve our issuance of stock-based consideration. Therefore, the board of directors is seeking approval of an amendment to our COI to reduce our authorized capital stock.

Effects of the Amendment

        The decrease of the number of shares of authorized Common Stock (if it is approved by the Company's stockholders at the Annual Meeting) will not change any rights of any holder of our Common Stock as such decrease would only apply to unissued authorized Common Stock. Voting rights of the holders of the issued shares of Common Stock will remain the same.

        The proposed amendment to our COI would decrease the total number of authorized shares of our Common Stock to 150,000,000 shares. However, the proposed amendment would not change any of the current rights and privileges of our Common Stock or its par value.

        In addition, the amendment proposed in this Proposal 4 would not be expected to limit our ability to use the remaining number of authorized shares of Common Stock for appropriate future corporate purposes, including equity financing transactions, debt-for-equity refinancing transactions, refinancing transactions with an equity component, acquisitions involving equity consideration and other equity considerations that the board of directors may determine to be in the best interests of the Company and its stockholders from time to time. If the Reverse Stock Split is approved and effected (assuming a reverse stock split ratio 11-to-1) in accordance with Proposal 3 and the number of authorized shares of Common Stock is reduced in accordance with this Proposal 4, we will have approximately 130 million shares of Common Stock available for future use, which we believe is a sufficient number of authorized but unissued shares given our currently anticipated needs.

        The proposed decrease in the number of authorized shares of our Common Stock could have adverse effects on us. We will have less flexibility to issue shares of Common Stock, including in connection with a potential merger or acquisition, other strategic transaction or follow-on offering if the number of authorized shares of our Common Stock is reduced. In the event that our board of directors determines that it would be in the best interests of the Company and its stockholders to issue a number of shares of Common Stock in excess of the number of then authorized but unissued and unreserved shares, we would be required to seek the approval of our stockholders to increase the number of shares of authorized Common Stock. If we are not able to obtain the approval of our stockholders for such an increase in a timely fashion, we may be unable to take advantage of opportunities that might otherwise be advantageous to us and our stockholders.

Required Vote of Stockholders

        The vote required to approve Proposal 4 is the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock (on an as converted to Common Stock basis, subject to the 19.99% Limitation) as of the Record Date, present in person or represented by proxy at the Annual Meeting and entitled to vote, voting together as a single class and entitled to vote. As a result, abstentions will have the same practical effect as a vote against Proposal 4.

        The board of directors unanimously recommends that the stockholders vote "FOR" Proposal No. 4 to amend our Third Amended and Restated Certificate of Incorporation to decrease the number of authorized shares of Common Stock to 150,000,000, contingent upon the Reverse Stock Split being approved and effected in accordance with Proposal 3.

 CORPORATE GOVERNANCE

Information Regarding the Board of Directors

        Our board of directors currently consists of eight (8) members, James J. Bochnowski, Lisa A. Conte, Jeffery C. Johnson, Folkert W. Kamphuis, John Micek III, Jiahao Qiu, Jonathan B. Siegel and Zhi Yang, Ph.D., who are divided into three classes with staggered three-year terms. Seven (7) members of our board of directors are elected by holders of the Common Stock, voting as a separate class. The holders of the Preferred Stock, voting as a separate class, are entitled to elect two directors (the "Series A Directors"), subject to certain limitations set forth in the Certificate of Designation of the Series A Convertible Participating Preferred Stock (the "Certificate of Designation"). As of the date of this Proxy Statement, the holders of Preferred Stock have designated one Series A Director, Mr. Johnson.

        Pursuant to the COI, the term of the three (3) Class III directorships will expire on the date of the Annual Meeting. We currently anticipate that the holders of the Preferred Stock, voting together as a separate class, will re-elect Mr. Johnson as a Class III director, who will serve and hold office for a three-year term expiring in 2021. We do not currently intend to nominate Mr. Kamphuis or Dr. Yang for reelection. Effective as of the date of the Annual Meeting, the number of authorized directorships will be reduced to seven (7) directors, consisting of three Class I Directors, two Class II Directors and two Class III Directors (both of which will be Series A Directors). Accordingly, we anticipate that one (1) of the Class III directorships will remain vacant until such directorship is filled by the holders of the Preferred Stock in accordance with our bylaws and the Certificate of Designation.

        The following table lists our directors, their respective ages and positions as of April 11, 2018:

Name	Age	Position
James J. Bochnowski(1)(2)(3)	74	Chairman of the board of directors (Class I)
Lisa A. Conte	59	Chief Executive Officer, President and Director (Class I)
Jeffery C. Johnson	46	Director (Class III)
Folkert W. Kamphuis(2)(3)	58	Director (Class III)
John Micek III(1)(2)(3)	65	Director (Class II)
Jiahao Qiu(1)	32	Director (Class II)
Jonathan B. Siegel	44	Director (Class I)
Zhi Yang, Ph.D.(1)	62	Director (Class III)

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating Committee.

        James J. Bochnowski.    Mr. Bochnowski has served as a member of our board of directors since February 2014 and as Chairperson of the board of directors since June 2014. Since 1988, Mr. Bochnowski has served as the founder and Managing Member of Delphi Ventures, a venture capital firm. In 1980, Mr. Bochnowski co-founded Technology Venture Investors. Mr. Bochnowski holds an M.B.A. from Harvard University Graduate School of Business and a B.S. in Aeronautics and Astronautics from Massachusetts Institute of Technology.

        We believe Mr. Bochnowski is qualified to serve on our board of directors due to his significant experience with venture capital backed healthcare companies and experience as both an executive officer and member of the board of directors of numerous companies.

        Lisa A. Conte.    Ms. Conte has served as our President, Chief Executive Officer and a member of our board of directors since she founded the company in June 2013. From 2001 to 2014, Ms. Conte served as the Chief Executive Officer of Napo Pharmaceuticals, Inc., a biopharmaceutical company she founded in November 2001. In 1989, Ms. Conte founded Shaman Pharmaceuticals, Inc., a natural product pharmaceutical company. Additionally, Ms. Conte is Napo Pharmaceutical's current Interim Chief Executive Officer and has served as a member of its board of directors since 2001. Ms. Conte is also currently a member of the board of directors of Healing Forest Conservatory, a California not-for-profit public benefit corporation and the Board of Visitors of the John Sloan Dickey Center for International Understanding, Dartmouth College. Ms. Conte holds an M.S. in Physiology and Pharmacology from the University of California, San Diego, and an M.B.A. and A.B. in Biochemistry from Dartmouth College.

        We believe Ms. Conte is qualified to serve on our board of directors due to her extensive knowledge of our company and experience with our product and product candidates, as well as her experience managing and raising capital for public and private companies.

        Jeffery C. Johnson.    Mr. Johnson has served as a member of our board of directors since March 2018. Mr. Johnson is a partner at Sagard Holdings, ULC and an investment manager at SCPM. He previously served as portfolio manager and senior analyst at Evercore Asset Management. He also serves on the board of directors of Peak Achievement Athletics and previously served on the board of directors of Vein Clinics of America. Mr. Johnson received his M.B.A. in Finance and Accounting from the Kellogg School of Management in 1999. Mr. Johnson was elected to our board of directors pursuant to the terms of the Series A Preferred Stock Purchase Agreement, dated as of March 23, 2018, by and between the Company and Sagard Capital Partners, L.P., and the Certificate of Designation, which gives the Preferred Stock holders the right to elect two Class III directors so long as they are entitled to vote in the aggregate 5% or more of all of the votes entitled to be cast by holders of all voting securities of the Company at any meeting of stockholders.

        We believe Jeffery C. Johnson is qualified to serve on our board of directors due to his experience evaluating, investing in and managing companies in the health care sector for Sagard Holdings, ULC, and for other investment firms he was previously employed by.

        Folkert W. Kamphuis    Mr. Kamphuis has served as a member of our board of directors since June 2015. Mr. Kamphuis currently has his own consulting business. He most recently served as a member of the Executive Committee of the animal health unit of Swiss pharmaceutical giant Novartis until its acquisition by Elanco. Mr. Kamphuis joined Novartis Animal Health in 2005, and held several executive positions from 2012 to 2014 as General Manager North American and as Chief Operating Officer from 2009 to 2012 and Head of Global Marketing and Business Development from 2005 to 2009. Prior thereto, Mr. Kamphuis spent 20 years in various executive, business development and global marketing roles at Pfizer/Pharmacia Animal Health and Merial/Merck AgVet. Mr. Kamphuis served a total of 10 years on the IFAH-Europe board, of which 9 years as treasurer. Mr. Kamphuis holds a B.A. in Marketing from the Dutch Institute of Marketing, Amsterdam, the Netherlands, and a MSc in Animal Nutrition from the Wageningen University and Research Center, Wageningen, the Netherlands.

        We believe Mr. Kamphuis is qualified to serve on our board of directors due to his extensive experience and education in the animal health sector and is an experienced executive and strategist in animal health care companies who designs creative and effective companies. As noted above, Mr. Kamphuis will not stand for reelection to our board of directors at the Annual Meeting.

        John Micek III.    Mr. Micek has served as a member of our board of directors since April 2016. From 2000 to 2010, Mr. Micek was managing director of Silicon Prairie Partners, LP, a Palo Alto, California based family-owned venture fund. Since 2010, Mr. Micek has been managing partner of Verdant Ventures, a merchant bank dedicated to sourcing and funding university and corporate laboratory spinouts in areas including pharmaceuticals and cleantech. Mr. Micek serves on the board of directors of Armanino Foods of Distinction, Innovare Corporation and JAL/Universal Assurors. He is

also a board member and the Chief Executive Officer and Chief Financial Officer of Enovo Systems and from March 2014 to August 2015 he served as interim Chief Financial Officer for Smith Electric Vehicles, Inc. Mr. Micek is a cum laude graduate of Santa Clara University and the University of San Francisco School of Law, and is a practicing California attorney specializing in financial services.

        We believe Mr. Micek is qualified to serve on our board of directors due to his many years of executive experience in management and on boards of director.

        Jiahao Qiu.    Mr. Qiu has served as a member of our board of directors since February 2014. Mr. Qiu has been employed at BioVeda Management, Ltd., a life science investment firm, as associate (2010-2012), senior associate (2012-2014) and Principal since April 2014. From 2009 to 2010, he served as an interpreter for the Delegation of the European Union to China. Mr. Qiu holds a B.S. in Biotechnology from the Jiao Tong University in Shanghai, China.

        We believe Mr. Qiu is qualified to serve on our board of directors due to his experience with evaluating, managing and investing in life science portfolio companies for BioVeda Management, Ltd.

        Jonathan B. Siegel.    Mr. Siegel has served as a member of our board of director since March 2018. Mr. Siegel is founder of JBS Healthcare Ventures, which pursues investments in public and private healthcare entities. In 2017 he left Kingdon Capital ("Kingdon"), where he was principal of the firm, a member of the executive committee and the sector head for healthcare. He joined Kingdon in 2011 and has more than 18 years of investment experience. Prior to joining Kingdon, Mr. Siegel was with SAC Capital Advisors from 2005 to 2011, serving as a portfolio manager for healthcare starting in 2007. Before joining SAC, he was an associate director of pharmaceutical and specialty pharmaceutical research with Bear, Stearns & Co., a research associate with Dresdner Kleinwort Wasserstein, specializing in pharmaceuticals, a consultant to the Life Sciences Division of Computer Sciences Corporation; a research associate at the Novartis Center for Immunobiology, Harvard Medical School, Beth Israel Deaconess Medical Center, and a research assistant at Tufts University School of Medicine. Additionally, he previously served on the board of KV Pharmaceutical Company. Mr. Siegel received a BS in Psychology from Tufts University in 1995 and an MBA from Columbia Business School in 1999.

        We believe Mr. Siegel is qualified to serve on our board of directors due to his extensive experience in the pharmaceutical investment sector.

        Zhi Yang, Ph.D.    Dr. Yang has served as a member of our board of directors since February 2014. Since 2005, Dr. Yang has served as the Chairperson, Managing Partner and Founder of BioVeda Management, Ltd., a life science investment firm. Dr. Yang is currently an advisor to the China Health and Medical Development Foundation, under China's Ministry of Health. Dr. Yang holds a Ph.D. in Molecular Biology and Biochemistry, as well as an M.A. in Cellular and Developmental Biology, both from Harvard University.

        We believe Mr. Yang is qualified to serve on our board of directors due to his experience with evaluating, managing and investing in life science portfolio companies for BioVeda Management, Ltd. As noted above, Mr. Yang will not stand for reelection to our board of directors at the Annual Meeting.

        There are no family relationships among any of our directors and executive officers.

Director Independence

        Our common stock is listed on The Nasdaq Capital Market. Under Nasdaq rules, independent directors must comprise a majority of a listed company's board of directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company's Audit, Compensation and Nominating Committee must be independent. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Nasdaq rules, a director will only qualify as an "independent director" if, in the opinion of the company's board of directors, such person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, our board of directors, or any other board committee (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

        Our board of directors periodically undertakes a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that six of our eight directors (i.e., Mr. Bochnowski, Mr. Kamphuis, Mr. Micek, Mr. Qiu, Mr. Siegel and Dr. Yang) do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the Nasdaq rules. Our board of directors also determined that Mr. Micek (chairperson), Mr. Bochnowski, Mr. Qiu, and Dr. Yang, who comprise our Audit Committee, Mr. Bochnowski (chairperson), Mr. Kamphuis and Mr. Micek, who comprise our Compensation Committee, and Mr. Bochnowski (chairperson), Mr. Kamphuis and Mr. Micek, who comprised our Nominating Committee, satisfy the independence standards for those committees established by applicable SEC rules and the Nasdaq rules and listing standards.

        In making this determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.

 MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  Audit Committee

        The members of our Audit Committee are Mr. Micek, Mr. Bochnowski, Mr. Qiu and Dr. Yang. Mr. Micek is the chairperson of the Audit Committee. Our Audit Committee's responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

  •
  overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;

  •
  reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  monitoring our internal control over financial reporting, disclosure controls and procedures and code of conduct;

  •
  discussing our risk management policies;

  •
  establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

  •
  reviewing and approving or ratifying any related person transactions; and

  •
  preparing the Audit Committee report required by SEC rules.

        All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee.

        Our board of directors has determined that each of Mr. Micek, Mr. Bochnowski, Mr. Qiu and Dr. Yang is an independent director under Nasdaq rules and under Rule 10A-3. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Mr. Micek is an "audit committee financial expert," as defined by applicable SEC rules, and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations.

        The Audit Committee held [one] meeting in 2017. The audit committee has adopted a written charter approved by our board of directors, which is available on our website at: https://jaguarhealth.gcs-web.com/static-files/aeabd726-16c2-4219-a755-475e9c87b851

  Compensation Committee

        The members of our Compensation Committee are Mr. Bochnowski, Mr. Kamphuis and Mr. Micek. Mr. Bochnowski is the chairperson of the Compensation Committee. Our Compensation Committee's responsibilities include:

  •
  determining, or making recommendations to our board of directors with respect to, the compensation of our Chief Executive Officer;

  •
  determining, or making recommendations to our board of directors with respect to, the compensation of our other executive officers;

  •
  overseeing and administering our cash and equity incentive plans;

  •
  reviewing and making recommendations to our board of directors with respect to director compensation;

  •
  reviewing and discussing at least annually with management our "Compensation Discussion and Analysis" disclosure if and to the extent then required by SEC rules; and

  •
  preparing the Compensation Committee report and necessary disclosure in our annual proxy statement in accordance with applicable SEC rules.

        Our board has determined that each of Mr. Bochnowski, Mr. Kamphuis and Mr. Micek is independent under the applicable Nasdaq rules and regulations, is a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act, and is an "outside director" as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

        The Compensation Committee held [one] meeting in 2017. All compensation-related matters were approved at the board of directors level. The Compensation Committee has adopted a written charter approved by the board of directors, which is available on our website at: https://jaguarhealth.gcs-web.com/static-files/653862da-1aa9-4819-b559-5c5654189e80

  Nominating Committee

        The members of our Nominating Committee are Mr. Bochnowski, Mr. Kamphuis and Mr. Micek. Mr. Bochnowski is the chairperson of the Nominating Committee. Our Nominating Committee's responsibilities include:

  •
  identifying individuals qualified to become members of our board of directors;

  •
  evaluating qualifications of directors;

  •
  recommending to our board of directors the persons to be nominated for election as directors and to each of the committees of our board of directors; and

  •
  overseeing an annual evaluation of our board of directors.

        The Nominating Committee held [one] meeting in 2017. All nomination-related matters were approved at the board of directors level. The Nominating Committee has adopted a written charter approved by the board of directors, which is available on our website at: https://jaguarhealth.gcs-web.com/static-files/02dfed04-9508-44cd-a96a-3215e565111c.

Meetings and Attendance During 2017

        The board of directors held [ten] meetings in 2017. [With one exceptions, each director who served as a director during 2017 participated in 75% or more of the meetings of the board of directors and of the committees on which he or she served, if any, during the year ended December 31, 2017 (during the period that such director served). Dr. Yang attended one of the ten meetings of the board of directors and all of the meetings of the Audit Committee on which he served during the year ended December 31, 2017.] Mr. Johnson and Mr. Siegel were not appointed to the board of directors until March 23, 2018 and March 29, 2018, respectively, and therefore, did not attend any meetings in 2017.

        We do not have a written policy on director attendance at annual meetings of stockholders. We encourage, but do not require, our directors to attend the Annual Meeting. Mr. Bochnowksi, Mr. Micek and Dr. Azhir attended the 2017 Annual Meeting of Stockholders.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our President and Chief Executive Officer, our Chief Financial Officer and other employees who perform financial or accounting functions. The Code of Business Conduct and Ethics sets forth the basic principles that guide the business conduct of our employees. A current copy of the code is on our website at https://jaguarhealth.gcs-web.com/static-files/2686b919-e219-4c2a-b863-e6df4533aea9. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions on our website to the extent required by applicable rules and exchange requirements. The inclusion of our website address in this proxy statement does not incorporate by reference the information on or accessible through our website into this proxy statement.

Compensation Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee has ever been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or Compensation Committee or other board committee performing equivalent functions of any entity that has one or more of its executive officers serving on our board of directors or Compensation Committee.

Limitation of Liability and Indemnification

        Our third amended and restated certificate of incorporation and amended and restated bylaws contain provisions that limit the personal liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

  •
  any breach of the director's duty of loyalty to us or our stockholders;

  •
  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

  •
  unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

  •
  any transaction from which the director derived an improper personal benefit.

        Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies, such as injunctive relief or rescission.

        Our third amended and restated certificate of incorporation provides that we indemnify our directors to the fullest extent permitted by Delaware law. In addition, our amended and restated bylaws provide that we indemnify our directors and officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we shall advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity, regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including, among others, attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors' and officers' liability insurance.

        The limitation of liability and indemnification provisions in our third amended and restated certificate of incorporation and amended and restated bylaws and our indemnification agreements, may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty of care. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers. There is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Board Leadership Structure

        Our Bylaws and corporate governance guidelines provide our board of directors with flexibility in its discretion to combine or separate the positions of Chairperson of the board of directors and chief executive officer. As a general policy, our board of directors believes that separation of the positions of Chairperson and chief executive officer reinforces the independence of the board of directors from management, creates an environment that encourages objective oversight of management's performance and enhances the effectiveness of the board of directors as a whole. We expect and intend the positions of Chairperson of the board and chief executive officer to be held by two individuals in the future.

Risk Oversight

        Our board of directors monitors our exposure to a variety of risks through our Audit Committee. Our Audit Committee charter gives the Audit Committee responsibilities and duties that include discussing with management and the independent auditors our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies.

Nomination of Directors

        There have been no material changes to the procedures by which stockholders may recommend nominees to our board of directors. Recommendations to the board of directors for election as directors of Jaguar at an annual meeting may be made only by the Nominating Committee or by the Company's stockholders (through the Nominating Committee) who comply with the timing, informational, and other requirements of our Bylaws, except for the right of the holders of Series A Preferred Stock to elect up to two directors (voting as a separate class), which is not subject to such procedural limitations. Stockholders have the right to recommend persons for nomination by submitting such recommendation, in written form, to the Nominating Committee, and such recommendation will be evaluated pursuant to the policies and procedures adopted by the board of directors. Such recommendation must be delivered to or mailed to and received by the Secretary of the Company at the principal executive offices not less than 90 days nor more than 120 calendar days prior to the first anniversary of the date the preceding year's annual meeting, except that if no annual meeting of stockholders was held in the preceding year or if the date of the annual meeting of stockholders has been changed by more than 30 calendar days from the date contemplated at the time of the preceding year's proxy statement, the notice shall be received by the Secretary at the Company's principal executive offices not less than 150 calendar days prior to the date of the contemplated annual meeting or the date that is 10 calendar days after the date of the first public announcement or other notification to stockholders of the date of the contemplated annual meeting, whichever first occurs. The deadline to submit recommendations for election as directors at the 2018 Annual Meeting has already passed.

        The Nominating Committee, in accordance with the board of directors' governance principles, seeks to create a board that has the ability to contribute to the effective oversight and management of the Company, that is as a whole strong in its collective knowledge of and diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business judgment, biotechnology industry knowledge, corporate governance and global markets. When the Nominating Committee reviews a potential new candidate, the Nominating Committee looks specifically at the candidate's qualifications in light of the needs of the board of directors and the Company at that time given the then current mix of director attributes.

        General criteria for the nomination and evaluation of director candidates include:

  •
  loyalty and commitment to promoting the long term interests of the Company's stockholders;

  •
  the highest personal and professional ethical standards and integrity;

  •
  an ability to provide wise, informed and thoughtful counsel to top management on a range of issues;

  •
  a history of achievement that reflects superior standards for themselves and others;

  •
  an ability to take tough positions in constructively-challenging the Company's management while at the same time working as a team player; and

  •
  individual backgrounds that provide a portfolio of personal and professional experience and knowledge commensurate with the needs of the Company.

        The Nominating Committee must also ensure that the members of the board of directors as a group maintain the requisite qualifications under the applicable Nasdaq Stock Market listing standards for populating the Audit, Compensation and Nominating Committees.

        Written recommendations from a stockholder for a director candidate must include the following information:

  •
  the stockholder's name and address, as they appear on our corporate books;

  •
  the class and number of shares that are beneficially owned by such stockholder;

  •
  the dates upon which the stockholder acquired such shares; and

  •
  documentary support for any claim of beneficial ownership.

        Additionally, the recommendation needs to include, as to each person whom the stockholder proposes to recommend to the Nominating Committee for nomination to election or reelection as a director, all information relating to the person that is required pursuant to Regulation 14A under the Exchange Act, as amended, and evidence satisfactory to us that the nominee has no interests that would limit their ability to fulfill their duties of office.

        Once the Nominating Committee receives a recommendation, it will deliver a questionnaire to the director candidate that requests additional information about his or her independence, qualifications and other information that would assist the Nominating Committee in evaluating the individual, as well as certain information that must be disclosed about the individual in the Company's proxy statement, if nominated. Individuals must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating Committee.

        The Nominating Committee will review the stockholder recommendations and make recommendations to the board of directors that the Committee feels are in the best interests of the Company and its stockholders.

        The Nominating Committee has not received any recommendations from stockholders for the Annual Meeting.

Communications with the Board of Directors

        Stockholders may contact an individual director or the board of directors as a group, or a specified board committee or group, including the non-employee directors as a group, by the following means:

Mail:	Attn: Board of Directors Jaguar Health, Inc. 201 Mission Street, Suite 2375 San Francisco, CA 94105
Email:	AskBoard@jaguaranimalhealth.com

        Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. We will initially receive and process communications before forwarding them to the addressee. We also may refer communications to other departments within the Company. We generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests the Company's general information.

Complaint and Investigation Procedures for Accounting, Internal Accounting Controls, Fraud or Auditing Matters

        We have created procedures for confidential submission of complaints or concerns relating to accounting or auditing matters and contracted with Nasdaq to facilitate the gathering, monitoring and delivering reports on any submissions. As of the date of this report, there have been no submissions of complaints or concerns to Nasdaq. Complaints or concerns about our accounting, internal accounting controls or auditing matters may be submitted to the Audit Committee and our executive officers by contacting Nasdaq. Nasdaq provides phone, internet and e-mail access and is available 24 hours per day, seven days per week, 365 days per year. The hotline number is 1-844-417-8861 and the website is https://www.openboard.info/jagx. Any person may submit a written Accounting Complaint to jagx@openboard.info.

        Our Audit Committee under the direction and oversight of the Audit Committee Chair will promptly review all submissions and determine the appropriate course of action. The Audit Committee Chair has the authority, in his discretion, to bring any submission immediately to the attention of other parties or persons, including the full board of directors, accountants and attorneys. The Audit Committee Chair shall determine the appropriate means of addressing the concerns or complaints and delegate that task to the appropriate member of senior management, or take such other action as it deems necessary or appropriate to address the complaint or concern, including obtaining outside counsel or other advisors to assist the Audit Committee.

 EXECUTIVE OFFICERS

        Our executive officers as of the date of this proxy statement are as follows:

Name	Age	Position
Lisa A. Conte	59	Chief Executive Officer, President and Director
Steven R. King, Ph.D.	60	Executive Vice President, Sustainable Supply, Ethnobotanical Research and Intellectual Property and Secretary
Karen S. Wright	62	Chief Financial Officer and Treasurer

        Set forth below is a summary of the business experience of our Executive Vice President of Sustainable Supply, Ethnobotanical Research and Intellectual Property and Secretary, Steven R. King, and our Chief Financial Officer, Karen S. Wright. Our Chief Executive Officer's biography has been provided above.

        Steven R. King, Ph.D.    Dr. King has served as our Executive Vice President of Sustainable Supply, Ethnobotanical Research and Intellectual Property since March 2014 and as our Secretary since September 2014. From 2002 to 2014, Dr. King served as the Senior Vice President of Sustainable Supply, Ethnobotanical Research and Intellectual Property at Napo Pharmaceuticals, Inc. Prior to that, Dr. King served as the Vice President of Ethnobotany and Conservation at Shaman Pharmaceuticals, Inc. Dr. King has been recognized by the International Natural Products and Conservation Community for the creation and dissemination of research on the long-term sustainable harvest and management of Croton lechleri, the widespread source of crofelemer. Dr. King is currently a member of the board of directors of Healing Forest Conservatory, a California not-for-profit public benefit corporation. Dr. King holds a Ph.D. in Biology from the Institute of Economic Botany of the New York Botanical Garden and an M.S. in Biology from the City University of New York.

        Karen S. Wright.    Ms. Wright has served as our Chief Financial Officer since December 15, 2015. Prior to joining us, Ms. Wright served as head of finance for Clene Nanomedicine, Inc., beginning in August 2014. From June 2011 to May 2014, Ms. Wright served as vice president of finance and corporate controller at Veracyte, Inc., and from 2006 to 2011, she served as vice president of finance, corporate controller and principal accounting officer of VIA Pharmaceuticals, Inc. Ms. Wright holds a BS in Accounting and Marketing from the University of California Walter A. Haas School of Business.

        Officers serve at the discretion of the board of directors. There is no family relationship between any of the executive officers or between any of the executive officers and the Company's directors. There is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table (2017 and 2016)

        The total compensation paid to the Company's Principal Executive Officer and its three highest compensated executive officers other than the Principal Executive Officer, respectively, for services rendered in 2017 and 2016, as applicable, is summarized as follows:

	Year	Salary ($)	Bonus ($)	Option awards ($)(1)	All other compensation ($)(2)	Total ($)
Lisa A. Conte	2017	440,000	—	24,191	17,599	481,790
President and Chief Executive	2016	446,205	—	435,493	14,923	896,622
Officer
Steven R. King, Ph.D.	2017	280,500	—	8,064	32,032	320,596
Executive Vice President,	2016	284,456	—	84,584	29,241	398,281
Sustainable Supply, Ethnobotanical
Research and Intellectual Property
Karen S. Wright	2017	240,000	5,000	4,596	—	249,596
Chief Financial Officer and	2016	243,385	—	68,863	—	312,248
Treasurer(3)

Footnotes to Summary Compensation Table

(1)
Represents the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year (for stock option awards) determined under FASB ASC Topic 718 using assumptions set forth in the footnotes to the financial statements in the Annual Report on Form 10-K for the year ended 2017 and 2016. The following are the options held by each executive officer as of December 31, 2017:

a.
Ms. Conte—an aggregate of 1,049,986 shares were granted as follows: 16,998 shares granted December 19, 2016, 318,000 shares granted September 22, 2016, 69,970 shares granted April 1, 2016 which became effective at the annual stockholders' meeting of June 14, 2016, 113,212 shares granted July 7, 2015 which became effective at the annual stockholders' meeting of June 14, 2016, 85,616 shares granted July 2, 2015 which became effective at the annual stockholders' meeting of June 14, 2016, 160,383 shares granted April 1, 2014 and 285,807 shares granted December 21, 2017.

b.
Dr. King—an aggregate of 294,568 shares were granted as follows: 4,496 shares granted December 19, 2016, 23,042 shares granted September 22, 2016, 28,263 shares granted April 1, 2016 which became effective at the annual stockholders' meeting of June 14, 2016, 49,942 shares granted July 2, 2015 which became effective at the annual stockholders' meeting of June 14, 2016, 93,556 shares granted April 1, 2014, and 95,269 shares granted December 21, 2017.

c.
Ms. Wright—an aggregate of 184,661 shares were granted as follows: 2,866 shares granted December 19, 2016, 103,698 shares granted September 22, 2016, 3,802 shares granted April 1, 2016 which became effective at the annual stockholders' meeting of June 14, 2016, and 20,000 shares granted November 23, 2015, and 54,295 shares granted December 21, 2017.

d.
All of the April 1, 2014 option grants vested 25% on January 1, 2015 (nine months from grant date), with the remainder vesting equally over the following 27 months such that the options are vested in full on April 1, 2017. Ms. Wright's November 23, 2015 option vested 25% on September 9, 2016, with the remainder vesting equally over the following 27 months such that the option is vested in full on November 9, 2018. All of the July 2, 2015 options were granted contingent upon approval of the Company's stockholders at the June 14, 2016 annual stockholders' meeting and vest 1/36th per month beginning one month after grant date, with the remainder vesting equally over the following 35 months such that the option is vested in full on July 2, 2018. Ms. Conte's July 7, 2015 option was likewise granted contingent upon approval of the Company's stockholders at the June 14, 2016 annual stockholders' meeting and vests 1/36th per month beginning one month after grant date, with the remainder vesting equally over the following 35 months such that the option is vested in full on July 7, 2018. All of the options granted on April 1, 2016 which became effective at the annual stockholders' meeting of June 14, 2016, September 22, 2016, December 19, 2016 vest 1/36th per month beginning one month after grant, with the remainder vesting equally over the following 35 months such that the option is vested in full on December 19, 2019. Pursuant to Mr. Kallassy's separation agreement, dated April 28, 2016, all of Mr. Kallassy's stock options that remained unvested as of the date of the separation agreement were immediately accelerated to become fully vested. Mr. Kallassy had 90 days following the date of the separation agreement to exercise such stock options, after which any unexercised options were cancelled. Dr. Waltzman's August 12, 2016 option vested 2/36th on the grant date, with 7/36th vesting on April 1, 2017 and the remainder vesting equally over the following 27 months such that the option would have vested in full on July 1, 2019 had Dr. Waltzman not resigned in April 2017. Dr. Waltzman's stock options that are vested as of the effective date of his resignation, April 3, 2017, must be exercised within 3 months of such resignation or such options are cancelled, pursuant to the Company's 2014 Stock Incentive Plan. Any stock options that are unvested as of the effective date of his resignation are cancelled on such date of resignation. All of the options granted on December 21, 2017 are performance based options that 100% vest on March 31, 2018 if the officer remains in the employee of the Company.

(2)
Amounts shown in this column reflect incremental health insurance premiums paid for such executive's family members.

(3)
Ms. Wright has served as Chief Financial Officer and Treasurer since December 15, 2015.

Narrative to Summary Compensation Table

        Understanding our history is key to the understanding of our compensation structure for 2016 and 2017. After our initial public offering closed on May 18, 2015, the executive officers of privately-held Jaguar Health, Inc. (f/k/a Jaguar Animal Health, Inc.) became our named executive officers.

Base Salary

        On July 2, 2015, the Compensation Committee increased Ms. Conte's annual base salary from $400,000 to $440,000, Dr. King's annual base salary from $255,000 to $280,500. The pay increases were effective June 15, 2015. On December 15, 2015, the Company's board of directors appointed Karen S. Wright as the Company's new Chief Financial Officer. Ms. Wright's annual base salary is $240,000.

Bonuses

        We paid a performance based bonus to Ms. Wright of $5,000 in 2017.

Equity Compensation

        Ms. Conte and Dr. King received stock option grants at the time they were hired by privately-held Jaguar Animal Health, Inc. Such options generally vest over time, with 25% of the options vesting after nine months of employment and monthly vesting thereafter with full vesting after three years. Ms. Wright received stock option grants with a similar vesting schedule at the time they were hired by us. The board of directors periodically grants additional options to the current named executive officers that typically vest ratably over a three-year period.

        All stock options and restricted stock units issued to our current named executive officers vest and become exercisable upon a change in control.

 Outstanding Equity Awards at 2017 Fiscal Year End

        The following table provides information regarding outstanding equity awards held by our named executive officers as of December 31, 2017.

		Number of Securities Underlying Unexercised Options
	Options Vesting Commencement Date					Stock Option expiration date
					Option exercise price
		Exerciseable	Unexerciseable
Lisa A. Conte	4/1/2014	160,383	—	(1)	$2.53	4/1/2024
	7/2/2015	68,967	16,649	(2)	$5.09	7/2/2025
	7/7/2015	91,198	22,014	(3)	$4.84	7/7/2025
	4/1/2016	38,872	31,098	(5)	$1.58	4/1/2026
	9/22/2016	132,500	185,500	(6)	$1.25	9/22/2026
	12/19/2016	5,665	11,333	(7)	$0.74	12/19/2026
	12/21/2017	—	285,807	(8)	$0.1234	12/21/2027
Steven R. King, Ph.D.	4/1/2014	93,556	—	(1)	$2.53	4/1/2024
	7/2/2015	40,230	9,712	(2)	$5.09	7/2/2025
	4/1/2016	15,700	12,563	(5)	$1.58	4/1/2026
	9/22/2016	9,600	13,442	(6)	$1.25	9/22/2026
	12/19/2016	1,498	2,998	(7)	$0.74	12/19/2026
	12/21/2017	—	95,269	(8)	$0.1234	12/21/2027
Karen S. Wright	11/9/2015	13,888	6,112	(4)	$2.04	11/23/2025
	4/1/2016	2,112	1,690	(5)	$1.58	4/1/2026
	9/22/2016	43,207	60,491	(6)	$1.25	9/22/2026
	12/19/2016	955	1,911	(7)	$0.74	12/19/2026
	12/21/2017	—	54,295	(8)	$0.1234	12/21/2027

(1)
On January 1, 2015, 25% of each of such named executive officer's shares vested and became exercisable. The remainder of the shares are vested in approximately equal monthly installments through April 1, 2017, subject to continued service with us through each relevant vesting date.

(2)
The shares were granted on July 2, 2015 contingent upon the approval of the stockholders at the June 14, 2016 annual stockholders' meeting and vest 1/36th per month beginning one month after grant date, with the remainder vesting equally over the following 35 months such that the option is vested in full on July 2, 2018, subject to continued service with us through each relevant vesting date.

(3)
The shares were granted on July 7, 2015 contingent upon the approval of the stockholders at the June 14, 2016 annual stockholders' meeting and vest 1/36th per month beginning one month after grant date, with the remainder vesting equally over the following 35 months such that the option is vested in full on July 7, 2018, subject to continued service with us through each relevant vesting date.

(4)
The shares were granted on November 23, 2015. On August 9, 2016, 25% of such named executive officer's shares vested and became exercisable. The remainder of the shares are scheduled to vest in approximately equal monthly installments through November 9, 2018, subject to continued service with us through each relevant vesting date.

(5)
The options were granted on April 1, 2016, which became effective at the annual stockholders' meeting of June 14, 2016, and vest 1/36th per month beginning one month after grant, with the remainder vesting equally over the following 35 months such that the option is vested in full on April 1, 2019, subject to continued service with us through each relevant vesting date.

(6)
The options were granted on September 22, 2016 and vest 1/36th per month beginning one month after grant, with the remainder vesting equally over the following 35 months such that the option is vested in full on September 22, 2019, subject to continued service with us through each relevant vesting date.

(7)
The options were granted on December 19, 2016 and vest 1/36th per month beginning one month after grant, with the remainder vesting equally over the following 35 months such that the option is vested in full on December 19, 2019, subject to continued service with us through each relevant vesting date.(10)

(8)
The options were granted on December 21, 2017 and vest 100% on March 31, 2018 if the officer is an employee as of such date.

Executive Employment Agreements

Lisa A. Conte

        In March 2014, we entered into an offer letter with Ms. Conte to serve as our Chief Executive Officer, effective March 1, 2014, in an at-will capacity. Under this offer letter, Ms. Conte's annual base salary is $400,000, she is eligible for an annual target bonus of 30% of her base salary. Effective June 15, 2015, our board of directors has reviewed the terms of Ms. Conte's employment arrangement in connection with its annual compensation review, and has adjusted Ms. Conte's base salary to $440,000. Ms. Conte is entitled to participate in all employee benefit plans, including group health care plans and all fringe benefit plans.

        In April 2014, Ms. Conte was granted a stock option to purchase 160,383 shares of common stock at an exercise price of $2.54 per share. The option has a 10 year term and vests as follows: 25% vested on January 1, 2015, 9 months after the grant date, with the remainder vesting equally over the next 27 months such that the option was vested in full on April 1, 2017. On June 2, 2014, Ms. Conte was granted 17,820 restricted stock units, or RSUs. Fifty percent of the shares of common stock underlying the RSUs vested and were issued on January 1, 2016, and the remaining 50% will vest and be issuable on July 1, 2017 pursuant to the terms of the RSU agreement. In the event of a change in control, as defined in the Jaguar Health, Inc. 2013 Equity Incentive Plan (the "2013 Plan"), the vesting of all outstanding awards granted to Ms. Conte under the 2013 Plan will accelerate if Ms. Conte's service with us is terminated without cause within twelve months of the change in control.

Steven R. King, Ph.D.

        In February 2014, we entered into an offer letter with Dr. King to serve as our Executive Vice President, Sustainable Supply, Ethnobotanical Research and Intellectual Property, effective March 1, 2014, in an at-will capacity. Under the offer letter, Dr. King's annual base salary of $255,000, he is eligible for an annual target bonus of 30% of his base salary, and he is eligible to participate in the employee benefit plans we offer to our other employees. Effective June 15, 2015, our board of directors has reviewed the terms of Dr. King's employment arrangement in connection with its annual compensation review, and has adjusted Dr. King's base salary to $280,500. Dr. King is entitled to participate in all employee benefit plans, including group health care plans and all fringe benefit plans.

        In April 2014, Dr. King was granted a stock option to purchase 93,556 shares of common stock at an exercise price of $2.54 per share. The option has a 10-year term and vests as follows: 25% vested on January 1, 2015, 9 months after the grant date, with the remainder vesting equally over the next 27 months such that the option was vested in full on April 1, 2017. In June 2014, Dr. King was granted 10,395 RSUs. Fifty percent of the shares of common stock underlying the RSUs vested and were issued on January 1, 2016, and the remaining 50% will vest and be issuable on July 1, 2017 pursuant to the terms of the RSU agreement. In the event of a change in control, as defined in the 2013 Plan, the vesting of all outstanding awards granted to Dr. King under the 2013 Plan will accelerate if Dr. King's service with us is terminated without cause within twelve months of the change in control.

Karen S. Wright

        In October 2015, we entered into an offer letter with Ms. Wright to serve as our Executive Vice President, Finance, effective November 9, 2015, in an at-will capacity. On December 15, 2015 the board of directors approved Ms. Wright's appointment to serve as our Chief Finance Officer. Under the offer letter, Ms. Wright's annual base salary is $240,000, she is eligible for an annual target bonus of 25% of her base salary, and she is eligible to participate in the employee benefit plans we offer to our other employees.

        In November 2015, Ms. Wright was granted a stock option to purchase 20,000 shares of common stock at an exercise price of $2.04 per share. The option has a 10-year term and vests as follows: 25% vested on August 9, 2016, 9 months after the hire date, with the remainder vesting equally over the next 27 months such that the option is vested in full on November 9, 2018.

Compensation of Directors

        The following table summarizes the total compensation earned in 2017 for the Company's non-management directors. Ms. Conte receives no additional compensation for her service as a director. Messrs. Johnson and Siegel did not join the board of directors until March 2018 and, therefore, did not receive any compensation for 2017.

	Year	Fees Earned or Paid in Cash ($)	Option awards ($)(2)	Total ($)
James J. Bochnowski	2017	—	—	—
	2016	—	63,644	63,644
Folkert W. Kamphuis	2017	—	—	—
	2016	—	17,625	17,625
Jiahao Qiu	2017	—	—	—
	2016	—	1,921	1,921
Zhi Yang	2017	—	—	—
	2016	—	1,921	1,921
John Micek III	2017	—	—	—
	2016	—	81,944	81,944
Ari Azhir(1)	2017	—	—	—
	2016	—	35,678	35,678

  Footnote to Compensation of Directors Table

(1)
Dr. Azhir resigned from the board of directors effective March 29, 2018.

(2)
Represents the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year (for stock option awards) determined under FASB ASC Topic 718 using assumptions set forth in the footnotes to the financial statements in the Annual Report on Form 10-K for the year ended 2016. The aggregate number of options held by each non-management director officer as of December 31, 2016 was as follows: Mr. Bochnowski—39,410 shares granted June 2, 2014 and 20,000 shares granted June 2, 2015; Mr. Kamphuis—50,000 shares granted June 2, 2015; Mr. Qiu—10,000 shares granted June 2, 2015; Dr. Yang—10,000 shares granted June 2, 2015. The June 2, 2014 grant to Mr. Bochnowski vests 25% on March 2, 2015 (nine months from grant date), with the remainder vesting equally over the following 27 months such that the options are vested in full on June 2, 2017. All of the June 2, 2015 option grants vest in equal monthly installments such that it is vested in full on the 3 year anniversary of the grant date.

 CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        The following includes a summary of transactions since January 1, 2016, to which we have been a party in which the amount involved exceeded or will exceed the lesser of (i) $120,000 and (ii) one percent (1%) of the average of our total assets at year end for the prior two fiscal years (which is $235,962), and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Compensation arrangements for our directors and executive officers are described elsewhere in this proxy statement.

Transactions with Sagard

Preferred Stock Offering

  Preferred Stock Purchase Agreement

        On March 23, 2018, we entered into the Preferred Stock Purchase Agreement with Sagard, pursuant to which we, in a private placement, agreed to issue and sell to Sagard 5,524,926 shares of Preferred Stock (the "Preferred Shares"), for an aggregate purchase price of $9,199,001. The Preferred Stock Purchase Agreement also provides for customary representations, warranties and covenants among the parties. Among other things, the Preferred Stock Purchase Agreement requires that we (i) file prior to the initial closing the Certificate of Designation and (ii) enter into a registration rights agreement with Sagard providing for the registration of shares of our Common Stock, issuable upon conversion of the Preferred Shares (the "Conversion Shares"). In addition, so long as Sagard or its affiliates own, in the aggregate, no less than 50% or more of the cumulative amount of the Preferred Shares and Conversion Shares issued in the Preferred Stock Offering, Sagard and its affiliates have the right to purchase (x) 100% of the first $10 million of any new securities issued by us and thereafter (y) a pro rata portion of any new securities that we may issue from time to time, subject to certain exceptions specified in the Preferred Stock Purchase Agreement. The Preferred Shares are subject to a 12-month lock-up period, which period may be shortened in limited circumstances specified in the Preferred Stock Purchase Agreement.

        The Preferred Stock Purchase Agreement also provides that Sagard has the right to designate at least one non-voting observer (subject to increase to two if at any time two designees of the Preferred Shares and the Conversion Shares are not represented on the board of directors) to attend meetings of the Board, the board of directors of any of our subsidiaries and each committee of any of the foregoing (a "Board Observer"). In addition, at such time as no shares of Preferred Stock are outstanding, and so long as Sagard holds (i) at least 35% of the total number of the Conversion Shares that have been issued upon conversion of all shares of Preferred Stock issued in the Preferred Stock Offering, Sagard shall be entitled thereunder to nominate two directors of the Company (each, a "Series A Director") and (ii) less than 35% but at least 20% of the total number of the Conversion Shares that have been issued upon conversion of all shares of Preferred Stock issued in the Preferred Stock Offering, Sagard shall be entitled thereunder to nominate one director of the Company.

        Notwithstanding the foregoing, the number of Series A Directors shall be reduced to the extent necessary to comply with our obligations, if any, under the rules or regulations of the Nasdaq Stock Market (including Nasdaq Listing Rule 5640). The Preferred Stock Purchase Agreement provides that, if one Series A Director may not be appointed due to compliance with Nasdaq Listing Rule 5640, then Sagard shall be entitled to designate one additional Board Observer to attend meetings of the board of directors, the board of directors of any of our subsidiaries and each committee of any of the foregoing as an observer.

  Series A Preferred Stock

        The Certificate of Designation authorizes 5,524,926 shares of Preferred Stock and provides for the rights, preferences and privileges of such Preferred Stock. Any reference to share prices in the below description of the Preferred Stock, including but not limited to the conversion price for the Preferred Shares and the amount of the liquidation preference per share, is subject to adjustment in the event of any stock dividend, stock split, reverse stock split, combination or other similar recapitalization, as further described in the Certificate of Designation.

  Dividends

        Holders of shares of Preferred Stock are entitled to participate equally and ratably with the holders of shares of Common Stock in all dividends paid and distributions made to the holders of Common Stock on the shares of Common Stock on an as converted basis.

  Election of Directors and Voting Rights

        The holders of a majority of the outstanding shares of Preferred Stock are entitled to elect two (2) members of the Company's Board of Directors. Notwithstanding the foregoing, the number of Series A Directors shall be reduced to the extent necessary to comply with the Company's obligations, if any, under the rules or regulations of the Nasdaq Stock Market (including Nasdaq Listing Rule 5640).

        The holders of shares of Preferred Stock have the right to vote with holders of shares of the Common Stock, voting together as one class on all other matters, with each share of Preferred Stock entitling the holder thereof to cast that number of votes per share as is equal to the aggregate number of shares of Common Stock into which it is then convertible, using the market value of the Common Stock on the date of the Preferred Stock Agreement (i.e., $0.1935) as the conversion price; provided that, at any time prior to the time the Company obtains stockholder approval, as required pursuant to Nasdaq Rule 5635(b), no holder (together with such holder's attribution parties) is permitted to have a number of votes in excess of such aggregate number of votes granted to the holders of 19.99% of the shares of Common Stock then outstanding (including any votes with respect to any shares of Common Stock and Preferred Stock beneficially owned by the holder or such holder's attribution parties).

  Voluntary Conversion

        Each share of Preferred Stock is initially convertible into nine shares of Common Stock at an effective conversion price of $0.185 per share (based on an original price per Preferred Share of $1.665), provided that, at any time prior to the time the Company obtains stockholder approval, as required pursuant to Nasdaq Rule 5635(b) any conversion of Preferred Stock by a holder into shares of the Common Stock would be prohibited if, as a result of such conversion, the holder, together with such holder's attribution parties, would beneficially own more than 19.99% of the total number of shares of the Common Stock issued and outstanding after giving effect to such conversion. Subject to certain limited exceptions, the shares of Preferred Stock cannot be offered, pledged or sold by Sagard for one year from the date of issuance. The conversion price is subject to certain adjustments in the event of any stock dividend, stock split, reverse stock split, combination or other similar recapitalization.

  Mandatory Conversion

        The shares of Preferred Stock will be mandatorily converted upon the date and time, or the occurrence of an event, specified by vote or written consent of the holders of a majority of the then outstanding shares of Preferred Stock at a conversion price of $0.185 per share. In each case, the number of shares of Common Stock issuable upon such conversion will be limited to the extent necessary to satisfy limitations on beneficial ownership as described under "Voluntary Conversion" above.

  Optional Redemption

        At any time after the first anniversary of the issuance of the Preferred Shares, so long as certain call conditions specified in the Certificate of Designation have been satisfied, the Company shall have the right to offer to redeem shares of Preferred Stock at a share price equal to two times the original share issue price of the Preferred Shares. The Company is only permitted to exercise this right to redeem two times, the first of which must be for an aggregate redemption price of $9,199,001 and the second of which must be for all remaining shares of Preferred Stock remaining. If a holder of Preferred Shares fails to accept the Company's redemption offer, such holder's shares of Preferred Stock shall be automatically converted into shares of Common Stock pursuant to the terms of "Mandatory Conversion" as described above.

  Mandatory Redemption

        If (i) the Company's consolidated net revenues attributable to the Mytesi products ("Mytesi Revenues") for the six-month period ended March 31, 2021 are less than $22 million, (ii) the average volume-weighted average price of the Common Stock for the thirty days immediately prior to the Measurement Date (as defined below) is less than $1.00 or (iii) the Company fails to file with the SEC on or before June 30, 2021 its quarterly report on Form 10-Q for the three months ended March 31, 2021, then the holders of at least a majority of shares of Preferred Stock then outstanding may require the Company to redeem all shares of Preferred Stock then outstanding at a per share purchase price equal to $2.3057. For purposes of the foregoing sentence, "Measurement Date" means the later of (x) April 30, 2021 and (y) the date on which the Company files its quarterly report on Form 10-Q for the three months ended March 31, 2021 (but in no event later than June 30, 2021).

        The mandatory redemption right described above shall terminate if, prior to the Measurement Date, both (i) the Mytesi Revenues for any six-month period ending at the end of a calendar quarter are equal to or exceed $22 million and (ii) the average volume-weighted average price of the Common Stock for the thirty days immediately preceding the end of such calendar quarter is equal to or greater than $1.00.

  Fundamental Change

        The Certificate of Designation provides the holders of Preferred Stock with a right to require the Company to repurchase shares of Preferred Stock at a price to be calculated pursuant to the terms of the Certificate of Designation upon the occurrence of any of the following events (each a "Fundamental Change"):

          (X)  (a) any person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), other than certain "Permitted Holders" (and/or any direct transferee of shares of Preferred Stock from any Permitted Holder) (as defined in the Certificate of Designation), (i) shall have acquired beneficial ownership of more than fifty percent (50%) or more on a fully diluted basis of the voting and/or economic interest in the capital stock of the Company (or surviving entity in a merger or consolidation, if applicable)) or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the members of the Company's Board of Directors (or similar governing body); or (b) the occurrence of any "change of control" or similar event under any agreements relating to any indebtedness of the Company or its subsidiaries; or

          (Y)  except in the case of a Deemed Liquidation Event (as defined in the Certificate of Designation and described below) in which holders of Preferred Stock receive, concurrently with the consummation of such Deemed Liquidation Event, a cash payment pursuant to Sections 2.1 and 2.4 of the Certificate of Designation in full, in an amount equal to the "Fundamental Change Price" as defined in the Certificate of Designation that would otherwise be payable, the Company or any of its subsidiaries enters into any transaction of merger or consolidation (except that a person may be merged with or into the Company or another wholly-owned subsidiary thereof so long as the Company or another wholly-owned subsidiary is the continuing or surviving person), or conveys, sells, leases, subleases (as lessor or sublessor), exchanges, transfers or otherwise disposes of, in one transaction or a series of transactions, all or substantially all of the consolidated business, assets or property of the Company and its subsidiaries.

        The "Fundamental Change Price" for each share of Preferred Stock, as of any date, shall be calculated as the sum of (i) the amount payable in respect of such share under Section 2.1 of the Certificate of Designation in the event of a "Liquidation Event" as of such date, plus (ii) any and all accrued and unpaid dividends upon the Preferred Stock, whether or not declared, as of the date of the Fundamental Change, plus (iii) the "Participation Amount" as defined in the Certificate of Designation.

  Merger or Liquidation

        Subject to the Fundamental Change provision described above, under the terms of the Certificate of Designation, upon merger or consolidation resulting in a change of control, sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company, of substantially all of the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of Napo (as defined below) (or any successor in interest) or one or more other subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries (collectively, a "Deemed Liquidation"), liquidation, dissolution or winding up of the Company as determined under the Certificate (collectively, a "Liquidation Event"), each share of Preferred Stock will be entitled to a preference of $1.665 per share (or the equivalent of $0.185 per share on an as-converted to Common Stock basis) plus a participation right described below. Thereafter, the holders of Common Stock then outstanding shall be entitled to receive an amount per share of Common Stock (in stock or cash as determined under the Certificate of Designation) equal to $0.185 (as adjusted for stock splits, reverse splits, stock dividends, reclassifications, recapitalizations and/or other similar events). Thereafter, all of the remaining assets of the Company and/or proceeds from a Deemed Liquidation or Liquidation Event, as applicable, will in general be divided pro rata among the holders of the shares of Preferred Stock and the shares of Common Stock, on an as converted basis (all as more fully specified and calculated under the Certificate of Designation).

  Covenants

        Pursuant to the terms of the Preferred Stock as provided in the Certificate of Designation, so long as any shares of Preferred Stock are outstanding, the Company may not agree, among other things, without the prior written consent or vote of the holders of at least a majority of the then outstanding shares of Preferred Stock, to: (a) amend, alter, repeal or waive any provision of the Certificate of Designation, (b) amend, alter or repeal any provision of the Company's charter documents in a manner that would adversely affect the powers, privileges, preferences or rights of the Preferred Stock, (c) create additional classes or series of capital stock having rights, preferences or privileges senior to or pari passu with the Preferred Stock or (d) increase or decrease the authorized number of shares of Preferred Stock.

        So long as Sagard or its affiliates own at least 35% of the shares of Preferred Stock that were originally issued, the Certificate of Designation provides that the Company may not, among other things, without the prior written consent or vote of the holders of at least a majority of the then outstanding shares of Preferred Stock, (a) authorize or issue any capital stock of any subsidiary which is not wholly-owned by the Company, (b) declare or pay dividends on the Company's equity securities or redeem any of the Company's equity securities, (c) incur, guarantee or assume any indebtedness, subject to certain limited exceptions, (d) grant or incur any lien, subject to certain limited exceptions, (e) enter into any transaction for the acquisition of all or substantially of the equity interests or assets of another person, subject to certain limited exceptions (f) make any investments, subject to certain limited exceptions or (g) enter into any transactions with the Company's affiliates, subject to certain limited exceptions.

Services Agreement

        On March 23, 2018, the Company entered into a management services agreement with Sagard Capital Partners Management Corp. ("SCPM"), an affiliate of Sagard, pursuant to which SCPM will provide certain consulting and management advisory services to the Company over a three-year period (the "Initial Term") for an annual fee of $450,000, which fees will be paid in equal installments over the Initial Term beginning in the second year of the Initial Term (the "Services Agreement"). The Services Agreement may be terminated earlier than the initial three-year term (i) upon mutual consent of the parties, (ii) by either party following a breach of the Services Agreement by the other party that remains uncured following 30 days' written notice thereof, (iii) in SCPM's sole discretion with 10 day's prior written notice, or (iv) upon the consummation of a Deemed Liquidation (so long as all accrued and unpaid fees payable thereunder as of such termination have been paid in full) or a Fundamental Change in which all of the Company's shares of Preferred Stock are repurchased by the Company.

        As described above, Jeffery C. Johnson, a member of the Company's board of directors, is an investment manager at SCPM.

Transactions with Nantucket

        On July 31, 2017, we completed a merger (the "Merger") with Napo pursuant to the Agreement and Plan of Merger, dated March 31, 2017, by and among Jaguar, Napo, Napo Acquisition Corporation ("Merger Sub"), and Napo's representative (the "Merger Agreement"). In order to induce us to enter into the Merger Agreement, on March 31, 2017, Napo entered into a Settlement and Discounted Payoff Agreement with Nantucket Investments Limited ("Nantucket") and the lenders named therein (the "Settlement Agreement"), pursuant to which, among other things, Napo agreed, simultaneously with the consummation of the Merger, (a) to make a cash payment to Nantucket of no less than $8 million, which reduced the outstanding principal obligations under the Financing Agreement, dated October 10, 2014, by and between Napo and Nantucket (the "Financing Agreement"), and (b) in satisfaction as a compromise for the outstanding obligations under the Financing Agreement and the release of any lien or security interest in respect of such outstanding obligations, (x) to transfer to Nantucket 2,666,666 shares of our Common Stock (the "Initial Tranche C Shares") owned by Napo and (y) pursuant to the Merger Agreement, to cause us to issue to Nantucket (i) 2,217,579 shares of our Common Stock (the "Remaining Tranche C Shares" and, together with the Initial Tranche C Shares, the "Tranche C Shares"), (ii) 18,479,826 shares of our non-voting common stock (the "Tranche A Shares") and (iii) 19,700,625 shares of our non-voting common stock (the "Tranche B Shares"), all of which shares are subject to the terms of the Investor Rights Agreement described below.

        In connection with the execution of the Merger Agreement and the Settlement Agreement, we and Nantucket entered into an Investor Rights Agreement, dated March 31, 2017 (the "Investor Rights Agreement"), pursuant to which, among other things, we agreed to pay Nantucket's expenses incurred in connection with the transactions contemplated by the Investor Rights Agreement, Settlement Agreement and Merger Agreement, which, pursuant to the Investor Rights Agreement, we have elected to pay by issuing 270,270 additional shares of our non-voting common stock (the "Expense Reimbursement Shares") to Nantucket. We also agreed to register on one or more registration statements the resale of the Tranche C Shares and the shares of common stock issuable upon conversion of the Expense Reimbursement Shares, the Tranche A Shares and, to the extent certain conditions are met, the Tranche B Shares.

        The Investor Rights Agreement also imposes certain restrictions on the transfer and sale of the shares of common stock and non-voting common stock issued to Nantucket in connection with the Settlement Agreement, including (but not limited to) the following: (a) first, the Tranche B Shares are to be held in escrow and will be released to either Nantucket or the former Napo stockholders, depending on whether the resale of the Tranche A Shares to third parties provides Nantucket with cash returns at or exceeding a specified amount over a specified period of time (the "Hurdle Amounts"); (b) second, we are restricted from paying any dividends on any shares of our capital stock or redeeming any shares, except in limited circumstances, without the prior written consent of Nantucket; (c) third, until the earlier of (i) April 1, 2020 and (ii) the date on which the applicable Hurdle Amount is achieved, in the event that any potential purchaser approaches Nantucket to acquire some or all of the Tranche A Shares, Nantucket agrees to promptly sell some or all of its Tranche A Shares as requested by such party, provided all such sales are above a certain minimum share price for the relevant time period specified in the Investor Rights Agreement; and (d) lastly, if the applicable Hurdle Amount is achieved before all of the Tranche A Shares are sold, Nantucket is required to surrender 50% of the unsold Tranche A Shares, which will be exchanged for shares of common stock and distributed pro rata among holders of certain contingent rights that were issued in connection with the merger and holders of Napo restricted stock units.

Transactions with Napo

Formation

        We were founded in San Francisco, California as a Delaware corporation on June 6, 2013. Napo formed our company to develop and commercialize animal health products. In connection with our formation, we issued 2,666,666 shares of common stock to Napo, pursuant to a stock purchase agreement, for $400 in cash and services to be provided by Napo to our company pursuant to the Service Agreement discussed below. As of December 31, 2013, we were a wholly-owned subsidiary of Napo and as of December 31, 2014, we were a majority-owned subsidiary of Napo. As of May 13, 2015, we are no longer a majority-owned subsidiary of Napo. As described below, we acquired Napo on July 31, 2017 and Napo is now our wholly-subsidiary.

Merger

        As discussed above, we completed the Merger with Napo on July 31, 2017. Immediately following the Merger, we changed our name from "Jaguar Animal Health, Inc." to "Jaguar Health, Inc." Napo now operates as a wholly-owned subsidiary of Jaguar focused on human health and the ongoing commercialization of Mytesi, a Napo drug product approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy.

        In connection with the Merger, (i) each issued and outstanding share of Napo common stock (other than dissenting shares and shares held by Jaguar or Napo) was converted into a contingent right to receive (x) up to a whole number of shares of Jaguar common stock comprising in the aggregate up to approximately 20.2% of the fully diluted shares of Jaguar common stock immediately following the consummation of the merger, which contingent right will vest only if certain Hurdle Amounts are achieved upon the resale of the Tranche A Shares issued by Jaguar to Nantucket, and (y) if the applicable Hurdle Amount is achieved before all of the Tranche A Shares are sold, additional shares of our Common Stock (equal to 50% of the unsold Tranche A Shares), which will be distributed pro rata among holders of contingent rights and holders of Napo restricted stock units, (ii) existing creditors of Napo (inclusive of Nantucket) were issued in the aggregate approximately 42,903,018 shares of Jaguar non-voting common stock and 2,282,445 shares of Jaguar voting common stock in full satisfaction of all existing indebtedness then owed by Napo to such creditors, and (iii) an existing Napo stockholder ("Invesco") was issued an aggregate of approximately 3,243,243 shares of our Common Stock in return for $3 million of new funds invested into Jaguar by such investor, which were immediately loaned to Napo to partially facilitate the extinguishment of the debt that Napo owed to Nantucket. The minimum Hurdle Amount needed for the vesting of the contingent rights will vary depending on a number of factors (including, among other things, the time period over which Nantucket receives specified cash returns in connection with the resale of the Tranche A Shares), and Napo stockholders may not receive any shares of our Common Stock in certain circumstances (including if the minimum Hurdle Amount is not satisfied).

        Holders of Jaguar equity prior to the closing of the Merger (including all outstanding our Common Stock and all restricted stock units, options and warrants exercisable for shares of our Common Stock) held approximately 25% of Jaguar's Common Stock and non-voting common stock following the closing of the Merger, and Napo's creditors prior to the closing of the Merger held approximately 48% of Jaguar's Common Stock and non-voting common stock following the closing of the Merger, in each case on a fully diluted basis, provided, however, certain outstanding convertible promissory notes exercisable for Jaguar Common Stock after the closing and certain option grants expected to be made at or immediately following the closing of the Merger are excluded from such ownership percentages.

Napo/Salix Settlement Agreement

        In March 2016, Napo settled ongoing litigation with Salix Pharmaceuticals, Inc. ("Salix") (now owned by Valeant Pharmaceuticals International), and rights to develop, manufacture and commercialize crofelemer previously licensed to Salix in December 2008 in North America, certain European Union countries and Japan were terminated and returned to Napo, along with certain crofelemer active pharmaceutical ingredient inventory and Mytesi® drug product inventory and land. Pursuant to the settlement agreement between Napo and Salix (the "Napo/Salix Settlement Agreement"), upon the consummation of the Merger, we entered into a letter agreement with Salix (the "Letter Agreement"), pursuant to which we agreed to assume, be bound by, and perform certain provisions of the Napo/Salix Settlement Agreement as though we were added alongside Napo as an additional named person for purposes of such provisions.

Napo Service Agreement

        Effective July 1, 2016, we and Napo entered into an employee leasing and overhead allocation agreement (the "2016 Service Agreement"). The initial term of the 2016 Service Agreement was from July 1, 2016 to December 31, 2016, and the term was further extended upon consummation of the Merger on July 31, 2017. In connection with the 2016 Service Agreement, we provided to Napo the services of our employees, primarily in the areas of supply, manufacturing and quality control and general administrative positions. The 2016 Service Agreement stipulated that Napo reimburse us for a portion of our overhead costs including an allocated amount for rent.

Transactions with Kingdon

Exchangeable Promissory Notes

        On March 31, 2017, Napo entered into an Amended and Restated Note Purchase Agreement (the "Kingdon NPA") with Kingdon Associates, M. Kingdon Offshore Master Fund L.P., Kingdon Family Partnership, L.P., and Kingdon Credit Master Fund L.P. (and, together with any other party purchasing Kingdon Notes (as defined below) pursuant to the Kingdon NPA, the "Kingdon Purchasers"), whereby Napo issued $2,500,000 in aggregate principal amount of convertible promissory notes (the "Kingdon Notes") to such purchasers at a purchase price of $2,000,000. The holders of the Kingdon Notes may convert the Kingdon Notes into shares of our Common Stock at a conversion price of $0.925 (i) from the date of the Kingdon Note until the day immediately preceding the one-year anniversary of the Kingdon Note, all, but not less than all, of one-third of the outstanding principal and interest of the Kingdon Note, (ii) from the one-year anniversary of the Kingdon Note until the day immediately preceding the two-year anniversary of the Kingdon Note, all, but not less than all, of one-third of the outstanding principal and interest of the Kingdon Note, and (iii) from the two-year anniversary of the Kingdon Note and thereafter, all, but not less than all, of the outstanding principal and interest of the Kingdon Note. Immediately prior to the consummation of the Merger, each Kingdon Purchaser purchased its pro rata portion of additional Kingdon Notes with an aggregate original principal amount of $7,500,000 for an aggregate purchase price of $6,000,000.

        The Kingdon Notes accrue interest at a rate of 10% per annum and mature on the first date after December 30, 2019 on which a majority of the Kingdon Purchasers have provided written notice to Napo requesting payment in full of the outstanding principal and interest of the Kingdon Notes. The obligations of Napo under the Kingdon Notes are secured pursuant to the terms of the Security Agreement, dated December 30, 2016, by and among Napo, Kingdon Capital Management L.L.C. and the purchasers named therein (the "Napo Security Agreement") and the Limited Subordination Agreement, dated December 30, 2016, by and among Napo, the Kingdon Purchasers, Nantucket, the lenders under the Litigation Financing Agreement, Dorsar Investment Company, Alco Investment Company and Two Daughters LLC (the "Intercreditor Agreement"). On October 20, 2017, we filed a registration statement to register the resale of shares of our Common Stock issuable upon exchange of the 2017 Exchangeable Notes.

Transactions with Jonathan B. Siegel

        On March 29, 2018, our board of directors appointed Mr. Jonathan B. Siegel to fill the vacancy created by Dr. Azhir's resignation and serve as Class I director of the Company until the 2019 annual meeting of stockholders or until his successor is elected and qualified.

        Mr. Siegel was formerly a principal and member of the executive committee of Kingdon Capital ("Kingdon") and the head for Kingdon's healthcare sector. As described further above, on March 31, 2017, Napo entered into the Kingdon NPA with the Kingdon Purchasers, which are affiliates of Kingdon, under which remains outstanding approximately $10.1 million in aggregate principal amount of the Kingdon Notes. Napo's obligations under the Kingdon Notes are secured by a security interest in substantially all of Napo's assets, including Napo intellectual property.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and officers. These agreements, among other things, require us or will require us to indemnify each director to the fullest extent permitted by Delaware law, including indemnification of expenses such as expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted incurred by the director or officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person's services as a director or officer.

Other Transactions

        We have granted stock options and/or RSUs to our executive officers. For a description of these options and RSUs, see the section above titled "Compensation of Directors and Executive Officers."

        We have also granted stock options to certain members of our board of directors. For a description of these stock options, see the section above titled "Director Compensation."

Policies and Procedures for Related Person Transactions

        Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm's length transaction and the extent of the related person's interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act, and regulations of the SEC thereunder require our directors, officers and persons who own more than 10% of our Common Stock, as well as certain affiliates of such persons, to file initial reports of their ownership of our Common Stock and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports and amendments thereto received by us and written representations from these persons that no other reports were required, we believe that during the fiscal year ended December 31, 2017, our directors, officers and owners of more than 10% of our Common Stock complied with all applicable filing requirements except that each of Lisa Conte, Steven King and Karen Wright filed a Form 4 on December 29, 2017 reporting a grant of stock options that should have been filed on December 26, 2017 pursuant to Section 16(a) of the Exchange Act.

 AUDIT COMMITTEE REPORT

        Management has primary responsibility for our financial statements and the overall reporting process, including maintaining effective internal control over financial reporting and assessing the effectiveness of our system of internal controls. The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles, and discusses with the Audit Committee any issues it believes should be raised with the Audit Committee. These discussions include a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee monitors our processes, relying, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

        BDO USA, LLP (BDO), our Company's independent auditor for the year ended December 31, 2017, is responsible for expressing an opinion on the fairness of the presentation of the Company's financial statements in conformity with accounting principles generally accepted in the United States of America, in all material respects.

        In this context, the Audit Committee has reviewed and discussed with management and BDO the audited financial statements for the year ended December 31, 2017. The Audit Committee has discussed with BDO the matters that are required to be discussed under the Public Accounting Oversight Board Auditing Standard No. 1301 "Communications with Audit Committees". BDO has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board's Ethics and Independence rule 3526 "Communications with Audit Committees Concerning Independence", and the Audit Committee has discussed with BDO that firm's independence. The Audit Committee has concluded that BDO's provision of audit and non-audit services to the Company are compatible with BDO's independence.

        Based on the considerations and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements for the year ended December 31, 2017 be included in our Annual Report on Form 10-K for 2017. This report is provided by the following independent directors, who comprise the Audit Committee:

Audit Committee:
John Micek III, Chairperson James J. Bochnowski Jiahao Qiu Zhi Yang

April 27, 2018

 STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

        In accordance with SEC Rule 14a-8, in order for stockholder proposals intended to be presented at the 2019 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement for such meeting, they must be received by us at our executive offices in San Francisco, California, before December 28, 2018. The board of directors has not determined the date of the 2018 Annual Meeting of the Company's Stockholders, but does not currently anticipate that the date will be changed by more than 30 calendar days from the date of this year's annual meeting.

        Stockholder proposals (including recommendations of nominees for election to the board of directors) intended to be presented at the 2019 Annual Meeting of Stockholders, other than a stockholder proposal submitted pursuant to SEC Rule 14a-8, must be received in writing at our principal executive office no earlier than January 18, 2019 and no later than February 17, 2019, in accordance with our bylaws. If the date of the 2019 Annual Meeting of Stockholders is scheduled for a date more than 30 days before or more than 60 days after May 18, 2019, then such proposals must be received not later than the close of business on the later of the 90th day prior to the scheduled date of the 2019 Annual Meeting or the 10th day following the day on which public disclosure of the date of the 2019 Annual Meeting of Stockholders is first made, as set forth in our bylaws.

AVAILABILITY OF ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

        A copy of our Annual Report, which includes certain financial information about the Company, is being provided with this Proxy Statement. Copies of our Annual Report (exclusive of exhibits and documents incorporated by reference), may also be obtained for free by directing written requests to: Jaguar Health, Inc., Attention: Karen S. Wright, 201 Mission Street, Suite 2375, San Francisco, CA 94105 (415.371.8300 phone). Copies of exhibits and basic documents filed with the Annual Report or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the Annual Report over the Internet at the SEC's website, www.sec.gov, or at https://jaguarhealth.gcs-web.com/financial-information/annual-reports.

LIST OF THE COMPANY'S STOCKHOLDERS

        A list of our stockholders as of April 23, 2018, the Record Date, will be available for inspection at our corporate headquarters during normal business hours during the 10-day period prior to the Annual Meeting. The list of stockholders will also be available for such examination at the Annual Meeting.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

        Unless contrary instructions are received, we may send a single copy of the Annual Report, Proxy Statement and Notice of Annual Meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process is known as "householding" and helps reduce the volume of duplicate information received at a single household, which reduces costs and expenses borne by us.

        If you would like to receive a separate set of our annual disclosure documents this year or in future years, follow the instructions described below and we will deliver promptly a separate set. Similarly, if you share an address with another stockholder and the two of you would like to receive only a single set of our annual disclosure documents, follow the instructions below:

  1.
  If your shares are registered in your own name, please contact our transfer agent by writing to them at Computershare Investor Services, PO Box 30170, College Station, Texas 77842-3170 (Attn: Jaguar Health, Inc. Representative) or calling 1-800-962-4284.

  2.
  If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

 OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

        Our board of directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

By Order of the Board of Directors.

Lisa A. Conte Chief Executive Officer & President

San Francisco, California
April 27, 2018

 ANNEX A

CERTIFICATE OF SECOND AMENDMENT TO THE
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
JAGUAR HEALTH, INC.

        Jaguar Health, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

          1.     The name of the Corporation is Jaguar Health, Inc.. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 6, 2013, under the name Jaguar Animal Health, Inc.

          2.     This Certificate of Second Amendment to the Third Amended and Restated Certificate of Incorporation was duly authorized and adopted by the Corporation's Board of Directors and stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware and amends the provisions of the Company's Third Amended and Restated Certificate of Incorporation.

          3.     The amendment to the existing Third Amended and Restated Certificate of Incorporation being effected hereby is as follows:

            a.     Add the following paragraph at the end of Section IV.A. as a new Section IV.A.6:

              "6.    Reverse Stock Split.    Upon this Amendment to the Third Restated Certificate becoming effective pursuant to the DGCL (the "Effective Time"), eacheleven to fifteen shares of Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, the exact ratio within the foregoing range to be determined by the Board of Directors prior to the Effective Time and publicly announced by the Corporation, without any further action by the Corporation or the holder thereof (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation's transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder's Old Certificates (as defined below), in an amount equal to the product obtained by multiplying (a) the closing price per share of the Common Stock as reported on the NASDAQ Capital Market as of the date of the Effective Time, by (b) the fraction of one share owned by the stockholder. Each certificate that immediately prior to the Effective Time represented shares of Common Stock ("Old Certificates"), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above."

          4.     This Certificate of Second Amendment to the Third Amended and Restated Certificate of Incorporation was approved by written consent of the board of directors and by the stockholders of this Corporation at a meeting thereof duly called and held on May 18, 2018.

          5.     This Certificate of Second Amendment to the Third Amended and Restated Certificate of Incorporation shall be effective immediately upon filing by the Delaware Secretary of State.

****

A-1

 ANNEX B

CERTIFICATE OF THIRD AMENDMENT TO THE
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
JAGUAR HEALTH, INC.

        Jaguar Health, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

          1.     The name of the Corporation is Jaguar Health, Inc.. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was June 6, 2013, under the name Jaguar Animal Health, Inc.

          2.     This Certificate of Third Amendment to the Third Amended and Restated Certificate of Incorporation was duly authorized and adopted by the Corporation's Board of Directors and stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware and amends the provisions of the Company's Third Amended and Restated Certificate of Incorporation.

          3.     The amendment to the existing Third Amended and Restated Certificate of Incorporation being effected hereby is as follows:

            a.     Delete the first paragraph of Article IV in its entirety and to substitute in its place the following:

              "The total number of shares of stock that the Corporation shall have authority to issue is Two Hundred Ten Million (210,000,000) shares, consisting of (i) One Hundred Fifty Million (150,000,000) shares of common stock, $0.0001 par value per share ("Common Stock"), (ii) Fifty Million (50,000,000) shares of convertible non-voting common stock, $0.0001 par value per share ("Non-Voting Common Stock"), and (iii) Ten Million (10,000,000) shares of Preferred Stock, $0.0001 par value per share ("Preferred Stock")."

          4.     This Certificate of Third Amendment to the Third Amended and Restated Certificate of Incorporation was approved by written consent of the board of directors and by the stockholders of this Corporation at a meeting thereof duly called and held on May 18, 2018.

          5.     This Certificate of Third Amendment to the Third Amended and Restated Certificate of Incorporation shall be effective immediately upon filing by the Delaware Secretary of State.

****

B-1

        IN WITNESS WHEREOF, Jaguar Health, Inc. has caused this Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation to be signed by [                        ], its [                        ], this [    •    ] day of [    •    ], 2018.

JAGUAR HEALTH, INC.
A Delaware corporation
By:
Name:
Title:

B-2

MMMMMMMMMMMM . Admission Ticket MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Pacific Time, on May 18, 2018. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.investorvote.com/JAGX • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + ForAgainst Abstain Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 4. For Against Abstain 1. Ratifying the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2018; 3. Approving the adoption of an amendment to the Company's Third Amended and Restated Certificate of Incorporation (the “COI”) to effect a reverse stock split of the Company’s issued and outstanding Common Stock at a ratio not less than 1-for-11 and not greater than 1-for-15, with the exact ratio, if approved and effected at all, to be set within that range at the discretion of the Company’s board of directors before June 30, 2018 without further approval on or authorization of the Company's stockholders (the “Reverse Stock Split”); 2. Approving, for purposes of Nasdaq Rule 5635(b), the removal of the 19.99% Limitation with respect to the as-converted voting rights and conversion of the Company’s Series A Convertible Participating Preferred Stock into shares of the Company’s voting common stock (the “Common Stock”); 4. Approving the adoption of an amendment to the COI to decrease the number of authorized shares of Common Stock to 150,000,000 shares, contingent upon the Reverse Stock Split in Proposal 3 being approved and effected; and 5. Such other business as properly may come before the Annual Meeting or any adjournment or postponement thereof. Non-Voting Items Change of Address — Please print new address below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 7 6 7 4 8 1 02TX7C MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. 2018 Annual Meeting Admission Ticket 2018 Annual Meeting of Jaguar Health, Inc. Shareholders Friday, May 18, 2018, 8:30 a.m. Local Time 201 Mission Street, Suite 2375 San Francisco, CA 94105 Upon arrival, please present this admission ticket and photo identification at the registration desk. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — JAGUAR HEALTH INC Notice of 2018 Annual Meeting of Shareholders 201 Mission Street, Suite 2375, San Francisco, CA 94105 Proxy Solicited by Board of Directors for Annual Meeting — May 18, 2018 Lisa Conte and Karen Wright, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of JAGUAR HEALTH INC to be held on May 18, 2018 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)

QuickLinks

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
GENERAL INFORMATION ABOUT VOTING
NO DISSENTERS' RIGHTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1—RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 2—TO APPROVE THE ISSUANCE OF COMMON STOCK UPON THE CONVERSION OF PREFERRED STOCK FOR PURPOSES OF NASDAQ LISTING RULE 5635(B)
PROPOSAL 3—APPROVAL OF THE ADOPTION OF THE AMENDMENT TO THE COI TO EFFECT THE REVERSE STOCK SPLIT
PROPOSAL 4—APPROVAL OF THE ADOPTION OF THE AMENDMENT TO THE COI TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK
CORPORATE GOVERNANCE
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
EXECUTIVE OFFICERS
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS Summary Compensation Table (2017 and 2016)
Outstanding Equity Awards at 2017 Fiscal Year End
Compensation of Directors
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING
AVAILABILITY OF ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K
LIST OF THE COMPANY'S STOCKHOLDERS
DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS
OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING
  ANNEX A
CERTIFICATE OF SECOND AMENDMENT TO THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF JAGUAR HEALTH, INC.
  ANNEX B
CERTIFICATE OF THIRD AMENDMENT TO THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF JAGUAR HEALTH, INC.